As filed with the Securities and Exchange Commission on January 6, 2017

File No. 000-55623

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

RICH UNCLES REAL ESTATE
INVESTMENT TRUST I
(Exact name of registrant as specified in its charter)

California	37-6511147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3080 Bristol Street, Suite 550
Costa Mesa, CA 92626
(Address, including zip code, of principal executive offices)

(949) 275-2658
(Registrant’s telephone number, including area code)

Harold Hofer Chief Executive Officer Rich Uncles NNN REIT, Inc. 3080 Bristol Street, Suite 550 Costa Mesa, CA 92626 (855) 742-4862	Copies to: Gregory W. Preston, Esq. Corporate Law Solutions, PC 907 Sandcastle Drive Corona del Mar, CA 92625 (949) 760-0107
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

This registration statement on Form 10 (this “Registration Statement”) is being filed to register common stock, par value $0.01 per share (the “Shares”), of Rich Uncles Real Estate Investment Trust I (“Rich Uncles”) that is authorized under our Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”). Except as otherwise indicated or unless the context otherwise requires, the terms “we,” “us,” “our,” “our company,” “our REIT,” the “Company” and the “REIT” refer to Rich Uncles and its consolidated subsidiaries.

In reviewing this Registration Statement, you should carefully consider the matters described in “Item 1A. Risk Factors” beginning on page 10 of this Registration Statement.

Certain provisions of our Declaration of Trust and Bylaws and other supporting documents are summarized in this Registration Statement; therefore, you are specifically referred to the documents filed as exhibits to this Registration Statement and other information furnished in connection with this Registration Statement for the complete information concerning your rights and obligations.

The statements in this Registration Statement are made as of the date of this Registration Statement unless otherwise specified.

Special Note Regarding Forward-Looking Statements

When used in this Registration Statement, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” or “continue,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Readers are advised that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the risks detailed in “Item 1A. Risk Factors,” beginning on page 9.

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ITEM 1.	BUSINESS.

Introduction

Rich Uncles Real Estate Investment Trust I was formed as a California REIT in 2012 by Rich Uncles, LLC, our Advisor, which is a Delaware limited liability company that was founded by Raymond E. Wirta and Harold C. Hofer. We were formed primarily to invest, directly or indirectly through investments in both affiliated and non-affiliated entities, in single-tenant income-producing corporate properties located principally in California, which are leased to creditworthy tenants under long-term net leases; however, we may invest up to 20.0% of our assets in properties located outside of California (collectively, the “Properties”). Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our Properties. We qualify as a real estate investment trust, or REIT, for federal income tax purposes, and we are externally managed by our Advisor, Rich Uncles, LLC, an affiliate of Messrs. Wirta and Hofer.

We pay significant fees and expenses to our Advisor, including without limitation:

•	reimbursement for organization and offering expenses including advertising and marketing costs, collectively capped at 3% of offering proceeds,

•	property acquisition fees,

•	asset management fees, and

•	subordinated participation fees.

See, “Item 1. BUSINESS--Our Advisor” above and “Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE—Advisory Agreement” below for greater detail relating to these fees and expenses.

On April 2012, we commenced a continuous offering (the “Offering”) of Shares of our common stock to investors that qualify as either (a) a natural person who is a resident of the State of California, or (b) an entity (i) which was organized in California, and (ii) which has its principal place of business in California. The Offering was conducted by us without registration with the Securities and Exchange Commission pursuant to the exemption from registration contained in Section 3(a)(11) of the Securities Act of 1933, which provides for an exemption from registration for sales of securities that are offered and sold only to persons resident within a single state, where the issuer of such security is resident and doing business within or, if the issuer is a corporation or REIT, is incorporated by and doing business within, such state.

On March 14, 2016, we filed an application to amend the Offering with the California Department of Business Oversight to increase the total authorized shares from 5,000,000 to 10,000,000. We erroneously believed that the Offering would be amended automatically upon such filing; and, after March 14, 2016, we sold shares in excess of the initial 5,000,000 limit. We were subsequently made aware that the amendment did not go effective upon filing, and we were required to offer rescission rights to the shareholders who purchased 1,177,029.50 shares that were above the 5,000,000 limit. The rescission rights period expired without any material number of shares being tendered and, therefore, no impact on our business and operations. On May 19, 2016, the California Department of Business Oversight issued a new permit authorizing the Company to sell up to the 10,000,000 shares.

On July 20, 2016, the Offering was terminated after raising $83,620,156 from the sale of 8,362,016 Shares. As of November 11, 2016, 8,261,767 shares were outstanding, after giving effect to Shares redemptions.

The Entities

We are a California REIT and are subject to the laws of the State of California and our Declaration of Trust and bylaws.

We were formed on March 7, 2012, by our Advisor. Our Advisor is a private, for-profit Delaware limited liability company whose members include Messrs. Wirta and Hofer. Messrs. Wirta and Hofer own a majority interest in and thereby control our Advisor. Our Advisor is subject to the Delaware Limited Liability Company Act and the terms and provisions of its operating agreement.

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale real estate assets;

•	pays dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its shareholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. We are also subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Investment Objectives

Our primary investment objectives are:

•	to provide our investors with attractive and stable cash dividends; and

•	to preserve and return the capital contributions of our investors.

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We also seek to realize growth in the value of our investments by timing the sale of the Properties to maximize asset value. We may return all or a portion of an investor’s capital contribution in connection with the sale of the REIT or the Properties. Alternatively, an investor may be able to obtain a return of all or a portion of its capital contribution in connection with the sale of its Shares. Though we currently make quarterly distributions to our shareholders from cash flow from our operations, we may be unable or limited in our ability to make distributions in the future.

Our purchases of Properties have been funded with funds received from the sale of Shares coupled with mortgage debt not in excess of 45.0% of total value of all of our Properties.

Additionally, no later than the 10th anniversary date of the Termination Date, we intend to create a liquidity event for our Share owners, which liquidity event may include the sale of all of our Properties and the dissolution and winding up of our REIT, the listing of our Shares on a national exchange, or the merger of our REIT with another entity that is listed on a national exchange. There can be no assurance that we will be successful in creating a liquidity event or that we will not decide to postpone or discontinue seeking one. Therefore, the returns of capital contributions to our investors may be limited to the distribution of proceeds from the ordinary sale of our Properties if and when decided on a periodic basis.

Investment Strategy

We have acquired and continue to seek to acquire a portfolio consisting primarily of single tenant net leased properties throughout California (and, to a limited extent, in other states) diversified by corporate credit, physical geography, product type, and lease duration. We acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	where construction is complete to reduce risks associated with construction of new buildings;

•	leased on a “net” basis, where the tenant is responsible for the payment, and fluctuations in costs, of real estate and other taxes, insurance, utilities, and property maintenance;

•	located in primary, secondary and certain select tertiary markets;

•	leased to tenants, at the time we acquire them, with strong financial statements, including, but not limited to, investment grade credit quality; and

•	subject to long-term leases with defined rental rate increases.

We seek to provide shareholders the following benefits:

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring single tenant net leased properties;

•	stable cash flow backed by a portfolio of single tenant net leased real estate assets;

•	minimal exposure to operating and maintenance expense increases via the net lease structure where the tenant assumes responsibility for these costs;

•	contractual rental rate increases enabling higher potential distributions and a hedge against inflation;

•	insulation from short-term economic cycles resulting from the long-term nature of the tenant leases;

•	enhanced stability resulting from strong credit characteristics of most of the tenants; and

•	portfolio stability promoted through geographic and product type investment diversification.

General Acquisition and Investment Policies

We have made and continue to seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we have acquired, and others that we may acquire in the future, may have the potential both for growth in value and for providing regular cash distributions to our shareholders.

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Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection of assets. When making an acquisition, we emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our Advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we always attempt to maintain a balanced portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Our Advisor has substantial discretion with respect to the selection of specific Properties. However, acquisition parameters will be established by our board of trust managers and potential acquisitions outside of these parameters will require approval by our board of trust managers. In selecting a potential Property for acquisition, we and our Advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	lease terms, including length of lease term, scope of landlord responsibilities if any under the net lease context, and frequency of contractual rental increases;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital reserves required to maintain the property;

•	the potential for the construction of new properties in the area;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties depends upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds available to us at such time.

Creditworthiness of Tenants

In the course of making a real estate investment decision, we assess the creditworthiness of the tenant which leases the property we intend to purchase. Tenant creditworthiness is an important investment criterion, as it provides a barometer of relative risk of tenant default. Tenant creditworthiness analysis is just one element of due diligence which we perform when considering a property purchase; and the weight we ascribe to tenant creditworthiness is a function of the results of other elements of due diligence.

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Some of the properties we have acquired are leased to public companies, and future properties that we may acquire may also be leased to public companies. Many public companies have their creditworthiness analyzed by bond rating firms such as Standard & Poor’s and Moody’s. These firms issue credit rating reports which segregate public companies into what are commonly called “investment grade” companies and “non-investment grade” companies. Our portfolio of properties currently contains, and we expect that it will continue to contain, a mix of properties that are leased to investment grade public companies, non-investment grade public companies, and non-public companies (or individuals).

The creditworthiness of investment grade public companies is generally regarded as very high. As to prospective property acquisitions leased to other than investment grade tenants, we analyze publicly available information and/or information regarding tenant creditworthiness provided by the sellers of such properties and then make a determination in each instance as to whether we believe the subject tenant has the financial fortitude to honor its lease obligations.

We do not systematically analyze tenant creditworthiness on an ongoing basis, post-acquisition. Many leases limit our ability as landlord to demand on a recurring basis non-public tenant financial information. It is our policy and practice, however, to monitor public announcements regarding our tenants, as applicable, and tenant payment histories.

Description of Leases

In most instances, we acquire single tenant properties with existing net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Most of the leases also contain provisions that increase the amount of base rent payable at points during the lease term. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the landlord to be responsible for structural and capital elements of the leased property. Most of our acquisitions to date had lease terms of five to 15 years at the time of the property acquisition, and we expect this trend to continue in the future. We have and may continue to acquire properties under which the lease term has partially expired. We also have and may continue to acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. As of September 30, 2016, 18% of our leases were triple net leases and 82% were double net leases.

Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. We may elect to obtain, to the extent commercially available, contingent liability and property insurance, flood insurance, environmental contamination insurance, as well as loss of rent insurance that covers one or more years of annual rent in the event of a rental loss. However, the coverage and amounts of our insurance policies may not be sufficient to cover our entire risk.

Where tenants are directly responsible for providing insurance pursuant to the least, the tenants are required to provide proof of insurance by furnishing a certificate of insurance to our Advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance. As of September 30, 2016, all of our properties are subject to net leases.

Our Borrowing Strategy and Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our Properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt. Prior to its termination in the second quarter of 2016, our practice had been to use our unsecured acquisition line of credit and/or cash to purchase Properties. Thereafter, the acquisition line of credit was repaid by the issuance of additional shares or by the funding of secured, long-term mortgage financing, or both.

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There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to the total value of all of our Properties, and we intend to utilize up to 45% leverage in connection with our acquisition strategy. Our Declaration of Trust limits our borrowing to 40% of the total value of all of our Properties unless any excess borrowing is approved by a majority of our independent trust managers and is disclosed to our shareholders in our next quarterly report, along with the justification for such excess. In September 2016, a majority of our independent trust managers approved the increase of our borrowing from 40% to 45% of the total value of all of our Properties.

Except as set forth in our Declaration of Trust regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a shareholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate generally constitute acquiring fee title or interests in entities that own and operate real estate. We have and will continue to make acquisitions of our real estate investments directly or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our Advisor or other persons.

Real Property Investments

Our Advisor continually evaluates various potential property investments and engages in discussions and negotiations with sellers regarding the purchase of properties for us and other programs sponsored by our Advisor. We possess what we believe to be adequate insurance coverage for all properties in which we invest. Most of our leases will require that our tenants procure insurance for both commercial general liability and property damage. In such instances, the policy will list us an additional insured. However, lease terms may provide that tenants are not required to, and we may decide not to, obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available.

Conditions to Closing Acquisitions

Our Advisor performs a diligence review on each property that we purchase. As part of this review, our Advisor in most if not all cases obtains an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller. Such documents include, where available and appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	tenant leases and estoppel certificates;

•	tenant financial statements and information, as permitted;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

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Co-Ownership Investments

We may acquire some of our properties in the form of a co-ownership, including but not limited to tenants-in-common and joint ventures, some of which may be entered into with affiliates of our Advisor. Among other reasons, we may want to acquire properties through a co-ownership structure with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Co-ownership structures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through co-ownership structures. In determining whether to recommend a particular co-ownership structure, our Advisor will evaluate the subject real property under the same criteria described elsewhere in this registration statement. In 2012, we invested in four real estate limited partnerships which owned properties in California, and we received liquidation proceeds when the general partner of such partnerships dissolved them in January 2016. In March 2016, we also sold an undivided 29.86% tenant-in-common interest in our Chevron Property in Roseville, California.

Government Regulations

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

   Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we have and we intend to continue to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

   Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

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Other Regulations

The properties we acquire are subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We have acquired, and intend to continue to acquire, properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders. In 2012, we invested in four real estate limited partnerships which owned properties in California, and we received liquidation proceeds when the general partner of such partnerships dissolved them in January 2016. In March 2016, we also sold an undivided 29.86% tenant-in-common interest in our Chevron Property in Roseville, California.

The determination of whether a particular property should be sold or otherwise disposed of is generally made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Competition

We face competition from various entities for real estate investment opportunities, including other REITs, pension funds, banks and insurance companies, investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our shareholders may experience a lower return on their investment.

Our Properties

The Properties that we have acquired through December 31, 2016 are described under “Item 3. Properties.” In 2012, we invested in four real estate limited partnerships which owned properties in California, and we received liquidation proceeds when the general partner of such partnerships dissolved them in January 2016. In March 2016, we also sold an undivided 29.86% tenant-in-common interest in our Chevron Property in Roseville, California.

Our Management

We operate under the direction of our board of trust managers. Our board of trust managers is described under “Item 5. Directors and Executive Officers.”

Our Advisor

Our Advisor is Rich Uncles, LLC, which is majority owned and controlled by Messrs. Wirta and Hofer. Its address is 3080 Bristol Street, Suite 550, Costa Mesa, CA 92626. Our Advisor is a limited liability company that was formed in the State of Delaware on May 5, 2006 as Nexregen, LLC. Our Advisor has sponsored one previous real estate investment trust, Nexregen Firewheel Real Estate Investment Trust (“Firewheel”), in 2007 to invest in a limited partnership that owned a shopping center in Garland Texas. Our Advisor sold $360,500 of Firewheel’s common stock and $1,497,222 in direct limited partnership interests to the public in a Texas-only offering registered with the Texas State Securities Board in 2007 and 2008. Firewheel’s converted to a limited partnership in 2008 and continues to hold its interest in the shopping center.

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All of our administrative functions and operations are managed and performed by our Advisor and its affiliates. We do not have any employees. Messrs. Wirta and Hofer, our executive officers, acting through our Advisor, make most of the decisions regarding asset-management, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

We entered into an Advisory Agreement with our Advisor, which was unanimously approved by our board of trust managers, including our independent trust managers, and which appointed our Advisor to manage, operate, direct and supervise our operations. Our Advisor is subject to the supervision of our board of trust managers and provides only the services that are delegated to it. Our independent trust managers are responsible for reviewing the performance of our Advisor and determining that the compensation paid to our Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives are being carried out.

Our Advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Messrs. Wirta and Hofer, two of our executive officers, indirectly own and control our Advisor. In connection with advising us and managing our operations, our Advisor will face conflicts of interest. See “1A. Risk Factors — Risks Related to Our Organization and Structure.” Some of the material conflicts that our Advisor and its affiliates face include the following:

•	Our Advisor and its affiliates, including Messrs. Wirta and Hofer have to allocate their time between us and other real estate programs and activities in which they are involved;

•	The negotiation of any fees paid to our Advisor or any of their affiliates was not at arm’s length; and

•	Our Advisor may terminate the Advisory Agreement without penalty upon 60 days’ written notice and, upon termination of the Advisory Agreement, our Advisor may be entitled to a termination fee if (based upon an independent appraised value of our portfolio) the Advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date.

Our Advisor’s duties include, in general terms, advisory services and administrative services, including but not limited to regulatory compliance and investor relations. More specifically, the advisory services include overseeing the acquisition and management of our Properties and other assets, collecting rent and other payments from the tenants of our Properties and paying our bills, and calculating and paying distributions to us. The administrative services include, but are not limited to, the following: (i) maintain accounting data and any other information requested concerning our activities as shall be appropriate or necessary, (ii) perform all record keeping requirements, prepare all financial statements, and prepare and file all periodic financial reports and returns required to be filed with any regulatory agency, (iii) arrange for administrative, legal, accounting and other services necessary and incidental to our business and operations, (iv) perform tax and compliance services, and (v) manage communications with our shareholders, including responding to e-mails, preparing and sending written and electronic reports and other communications. Our Advisor may contract with other Rich Uncles entities or affiliates to perform its functions under the Advisory Agreement.

The current term of the Advisory Agreement ends on March 8, 2017, and the Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of us and our Advisor. Renewals of the Advisory Agreement must be approved by a majority of our independent trust managers. The Advisor may terminate the Advisory Agreement for any reason and without penalty upon 60 days’ written notice; and we may terminate the Advisory Agreement for “cause” as defined therein. Upon termination of the Advisory Agreement, our Advisor may be entitled to receive a subordinated participation fee if (based upon an independent appraised value of our portfolio), our Advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date.

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Our Advisor and its affiliates receive certain compensation and are reimbursed for certain expenses and receive certain other payments in connection with services provided to us. Specifically, our Advisor is compensated as follows: (i) an acquisition fee, with respect to each acquisition, equal to the greater of $25,000 or 2.0% of the cost of the investment, not to exceed 6.0% when combined with all other broker fees related to such acquisition; (ii) an annual asset management fee equal to 0.6% of the “average invested assets,” payable monthly; (iii) for assistance in financing or refinancing of any debt related to Properties or the REIT, excluding financing made in conjunction with and simultaneous to the acquisition of a Property or other asset, a finance coordination fee equal to 1.0% of the amount available and/or outstanding under such financing or refinancing; (iv) a property management fee of 1.5% of gross revenues from Properties managed by our Advisor; (v) for assistance with our initial leasing of a Property or Properties to unaffiliated third parties, leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (x) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (y) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission; (vi) reimbursement for actual costs incurred in providing administrative services, subject to the limitation that we will not reimburse our Advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (x) 2% of average invested assets and (y) 25% of net income, other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period; (vii) for assistance in connection with the sale of Properties, one-half of the total brokerage commission paid (provided, however, in no event may the real estate commissions paid to our Advisor exceed 3% of the contract sales price); and (viii) 15.0% of net sale proceeds after return of capital plus payment to investors of a 6.0% cumulative, non-compounded return (from all sources including operating cash flow) on the capital contributed by investors.

Additionally, we have, and will continue to, reimburse our Advisor for costs incurred by our Advisor or its affiliates in connection with our organization and the offering subject to a limit of 3.0% of the gross proceeds from the Offering. Organization and Offering expenses consisted of the actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable Offering-related expenses. Except as provided above, the expenses and payments subject to reimbursement by us do not include personnel and related direct employment or overhead costs of our Advisor or its affiliates, unless such costs are approved by a majority of our independent trust managers in the future.

If (i) we request that our Advisor perform services that are outside of the scope of the Advisory Agreement or (ii) there are changes to the regulatory environment in which we and our Advisor operate that would significantly increase the level of services performed by our Advisor, such that the costs and expenses borne by our Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under the Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by our Advisor and our independent trust managers.

ITEM 1A.	RISK FACTORS.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below and other matters described elsewhere in this Registration Statement. The following are some of the risks that are inherent to our business, but should not be considered to be all of the risks that might be incurred in connection with an investment in our REIT.

Risks Related To Our Business

Investors will not have the ability to review or approve our future investments.

Investors will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our real estate and real estate-related investments relative to properties we have not yet acquired. Investors must rely on the investment committee of our Advisor to evaluate our investment opportunities, and the investment committee of our Advisor may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure investors that acquisitions of real estate or real estate-related investments made using the net proceeds of the Offering will produce a return on our investment or will generate any operating cash flow to enable us to make distributions to our shareholders.

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We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our shareholders and reduce the return on your investment.

As of September 30, 2016, we had invested $88.1 million in Properties in the aggregate (including investments that were subsequently sold by us). There may be a substantial period of time before the remaining aggregate net proceeds of our Offering are fully invested in real estate or real estate-related investments. We will rely on the investment committee of our Advisor to identify and negotiate the terms of acquisitions of future real estate and real estate-related investments we make. Other than Properties acquired prior to the date hereof, there can be no assurance that the investment committee of our Advisor will be able to identify or negotiate acceptable terms for the acquisition of, or make real estate-related investments with respect to, real estate that meets our investment criteria, or that we will be able to acquire such real estate or make such real estate-related investments on terms favorable to us or at all. Any delays we encounter in identifying and negotiating acquisitions of real estate and real estate-related investments could reduce returns to our shareholders and our ability to make distributions to our shareholders.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

As of the date of this Form 10 Registration Statement, the capital and credit markets have been experiencing extreme volatility and disruption for a substantial portion of the last several years. A protracted economic downturn could have a negative impact on our portfolio. If real property or other real estate-related asset values continue to decline after we acquire them, we may have a difficult time making new acquisitions or generating returns on our investments. If the current economic downturn persists or if there is any further local, national or global worsening of the current economic downturn, our businesses and future profitability will be adversely affected.

We have a limited operating history on which shareholders can evaluate our ability to successfully provide you with any return on your investment.

We were formed on March 7, 2012, for the explicit purpose of acquiring and operating the Properties. As such, we have a limited operating history upon which shareholders may base an evaluation of our performance. We are subject to the general business risk factors that similar early stage entities experience with the responsibilities and complexities attendant to a new organization, including the ability to attract and maintain competent and experienced management and operating personnel, the ability to maintain relationships with vendors and tenants, the ability to efficiently manage everyday business operations, and the ability to implement our operational strategy.

We may not have sufficient funds to pay dividends prior to the sale of Properties we acquire.

Our trust managers will determine the amount and timing of cash dividends to our shareholders based on many factors, including the amount of funds available for distribution, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditure and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by (i) our ability to identify and make real estate or real estate-related investments, (ii) the operating cash flow of those real estate or real estate-related investments we make and have made, (iii) the amount of the returns upon the sale of those real estate or real estate-related investments we make and have made, and (iv) our operating expense levels, as well as many other variables. We may not always have sufficient funds to allow us to pay dividends or to meet other financial obligations and, when we do pay dividends, we may not be able to maintain or increase such dividends.

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We are uncertain of our sources of debt and/or equity financing to fund future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The proceeds of our Offering have been and will be used to buy real estate, make real estate-related investments and pay various fees and expenses. In addition, to maintain our REIT status, we generally must distribute to our shareholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and we cannot assure you that such sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our Properties, pay other expenses or expand our business.

We are dependent on the Advisor, which has limited prior experience managing a real estate investment trust.

Our Advisor has limited experience with respect to managing a real estate investment trust as it has only served as advisor to one previous real estate investment trust, Nexregen Firewheel Real Estate Investment Trust. Such real estate investment trust was formed in 2007 to invest in a limited partnership that owned a shopping center in Garland Texas. As such, we cannot be sure that the Advisor will achieve our objectives or that our board of trust managers will be able to act quickly to remove the Advisor if it deems removal necessary. The board of trust managers may fire the Advisor, with or without cause, but only subject to payment to the Advisor and release of the Advisor from all guarantees and other obligations incurred as Advisor.

Risks Related to Investments in Real Estate

Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

Real estate investments are subject to certain inherent risks. Real estate investments are generally long-term investments that cannot be quickly converted to cash. In addition, our Properties consist primarily of net leased real estate properties that cannot generally be readily liquidated. Moreover, to the extent we invest in Properties indirectly through investments in unaffiliated entities, we would have no control over the sale of the underlying properties and our liquidity options would be limited to pursuing sales of such interests in the secondary market under terms and conditions that may not be acceptable to us.

Real estate investments are also subject to adverse changes in general economic conditions or local conditions that may reduce the demand for office, retail, industrial, multi-family residential or other types of properties. Other factors can also affect real estate values, including:

•	possible U.S. federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

•	increasing labor and material costs;

•	the attractiveness of the property to tenants;

•	rises in operating costs, taxes and insurance costs; and

•	changes in interest rates.

Uncertain market conditions relating to the future disposition of Properties could cause us to sell our Properties at a loss in the future.

We intend to hold our real estate and real estate-related investments until such time as our Advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our Advisor, subject to the oversight of our board of trust managers, may exercise its discretion as to whether and when to sell Properties, and we will have no obligation to sell Properties at any particular time, except upon our liquidation. We generally intend to hold Properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including supply and demand for real estate investments, all of which are beyond our control. Because of the uncertainty of market conditions that may affect the future disposition of our Properties, we cannot assure you that we will be able to sell our Properties at a profit in the future nor can we predict the length of time that will be needed to find a willing purchaser and to close the sale of a particular Property. Additionally, we may incur prepayment penalties in the event we sell a Property subject to a mortgage earlier than we had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating unpredictable market conditions.

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Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A Property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. We may have difficulty obtaining new tenants for any vacant space in a Property, particularly if the space limits the types of businesses that can use the space without major renovation. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to shareholders. In addition, because Properties’ market values depend principally upon the value of the Properties’ leases, the resale value of Properties with prolonged vacancies could suffer, which could further reduce our shareholders’ return.

If we fail to diversify our investment portfolio within California and in other states, downturns relating to certain geographic regions, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in California, we are not required to observe specific diversification criteria. Since 80% of our assets will be California Properties, we are subject to the risks associated with such concentration in a single state. With investments in other states being limited to 20% of our assets, we will not be well diversified in those states and there will not be numerous state diversification. Therefore, our investments may at times be concentrated in a limited number of geographic locations, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, industries or business sectors, downturns relating generally to such region, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to our stockholders.

Any adverse economic or real estate developments in our target markets could adversely affect our operating results and our ability to pay distributions to our stockholders.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our shareholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops, even if our leases with tenants require tenants to pay routine property maintenance costs. We may maintain working capital reserves but cannot guarantee they will be adequate. Accordingly, if we need additional capital in the future to improve or maintain our Properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

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We face possible liability for environmental cleanup costs and damages for contamination related to Properties we acquire or invest in, which could substantially increase our costs and reduce our liquidity and cash distributions to shareholders.

Due to the nature of our investments, we are subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of remediation of hazardous or toxic substances on, under or in such Property. The costs of remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which Property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury and/or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws and/or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated Property, and/or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to our shareholders. In addition, the presence of hazardous substances on a Property or the failure to meet environmental regulatory requirements may materially impair our ability to sell a Property, or to use the Property as collateral for borrowing.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on our shareholders’ investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and/or enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for Properties and other investments, our profitability will be reduced and our shareholders may experience a lower return (if any) on their investment.

We may experience uninsured or underinsured losses.

We maintain property and casualty insurance with respect to the Properties, and other insurance, in each case, with loss limits and coverage deemed reasonable by our Advisor. Our Advisor makes decisions with respect to deductibles, policy limits and terms based on its experience, our risk profile, the nature of the Properties, our loss prevention efforts, and the cost of insurance.

Various types of catastrophic losses, including those related to environmental, health and safety matters, may not be insurable or may not be economically insurable. In the event of a substantial loss, the insurance coverage may not cover the full current market value or replacement cost of the lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might cause insurance proceeds to be insufficient to fully replace or renovate real estate property after it has been damaged or destroyed. Accordingly, we cannot assure you that:

•	the insurance coverage that we intend to obtain will fully protect us against insurable losses (i.e., losses may exceed coverage limits);

•	we will not incur large deductibles that will adversely affect our earnings;

•	we will not incur losses from risks that are not insurable or that are not economically insurable; or

•	current coverage will continue to be available at reasonable rates.

Adverse economic conditions in the geographic region in which our Properties are located may negatively impact your overall returns.

Adverse economic conditions in the geographic region in which our Properties are located could affect real estate values and, to the extent that any of our tenants rely upon the local economy for their revenues, our tenants’ businesses could also be affected by such conditions. Therefore, changes in local economic conditions could reduce our ability to pay dividends and the amounts we could otherwise receive upon a sale of a Property in a negatively affected region.

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Because we will be dependent on our tenants for substantially all of our revenue, our success is materially dependent on the financial stability of our tenants.

Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments would cause us to lose the revenue from the Property. In the event of such a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and leasing our Property. If a lease is terminated, we cannot assure you that we will be able to lease the Property for the rent previously received or sell the Property without incurring a loss.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U. S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law (bankruptcy proceeding), we may be unable to collect sums due under relevant leases. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding. Such a bankruptcy proceeding may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. A tenant’s or lease guarantor’s bankruptcy proceeding could hinder or delay efforts to collect past due balances under relevant leases, and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distribution to our shareholders. In the event of a bankruptcy proceeding, the tenant or its trustee may decide not to assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our shareholders may be adversely affected.

Adverse economic conditions affecting the particular industries of our tenants may negatively impact our shareholders’ overall returns.

Adverse economic conditions affecting a particular industry of one or more of our tenants could affect the financial ability of one or more of our tenants to make payments under their leases, which could cause delays in our receipt of rental revenues or a vacancy in one or more of our Properties for a period of time. Therefore, changes in economic conditions of the particular industry of one or more of our tenants could reduce our ability to pay dividends and the value of one or more of our properties at the time of sale of such Properties.

Risks Associated with Debt Financing

We have incurred and expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our shareholders.

We have made and expect to make investments with both the net proceeds from the Offering and debt. In addition, we have incurred and may incur mortgage debt by obtaining loans secured by some of our real estate. We may also borrow funds if necessary to satisfy the requirement that we distribute to shareholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. Our charter and bylaws limit the level of indebtedness we may incur to 40% of the aggregate value of the Properties we own.

Although we intend not to have a debt to equity ratio that exceeds 40% of our total assets, incurring mortgage debt increases our risks since defaults on indebtedness secured by a Property may result in foreclosure actions initiated by lenders and our loss of the Property securing the loan that is in default. For tax purposes, a foreclosure of any of our Properties would be treated as a sale of the Property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the Property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees of mortgage debt to the entities that own our Properties. When we give a guaranty on behalf of an entity that owns one of our Properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one Property may be affected by a default. If any of our Properties are foreclosed upon due to a default, we may have less cash available for distributions to our shareholders.

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If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the Properties, which could reduce the number of Properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance Properties we wish to acquire, even if such acquisition would otherwise be in our best interests, which could reduce the number of Properties we can acquire. In addition, once we have placed mortgage debt on Properties, we run the risk of being unable to refinance the entire outstanding loan balance when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when Properties require refinancing, we may not be able to refinance the entire outstanding loan balance or our debt service may be higher if we do refinance the loan balance, either of which could reduce our income from those Properties and reduce cash available for distribution to our shareholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our shareholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, to replace our Advisor, and/or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Fluctuations in interest rates could increase our expenses, require us to sell investments and/or make it more difficult to make attractive investments.

We expect that a portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in Properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real estate and real estate-related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to pay dividends to our shareholders.

We have entered into financing arrangements involving balloon payment obligations, and the repayment of the balloon payments may require us to enter into unfavorable refinancings and/or to divert funds from other sources, which would reduce dividends paid.

Our financing arrangements require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the Property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the Property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms and/or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Related to our Shares

There is no public market for our Shares.

Our Shares are not readily transferable. No public market currently exists for our Shares, and none is expected to develop. Consequently, the Shares may not be acceptable as collateral for a loan, a shareholder may not be able to liquidate an investment in the Shares, and even if a shareholder is able to sell their Shares, they may have to sell them at a substantial discount from their fair value. In addition, the transfer of the Shares is subject to certain limitations. For instance, no transfer of the Shares may be made unless, among other things, the transfer does not violate applicable federal or state securities laws or affect the status of the REIT for federal income tax purposes. Shareholders may not sell their Shares unless the buyer meets applicable suitability and minimum purchase standards. No one may own more than 8.0% of our stock unless exempted by our board of trust managers (but in no event, may such percentage exceed 9.9%). If a shareholder is able to sell their Shares, they would likely have to sell them at a substantial loss.

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Because we established the Offering price on an arbitrary basis, it may not be indicative of the price at which our Shares would trade if they were actively traded.

We arbitrarily determined the selling price of the Shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. The offering price may not be indicative of the price at which our Shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a shareholder would receive if we were liquidated or dissolved.

Risks Related to Our Organization and Structure

Shareholders will have no control over the REIT.

An individual shareholder is allowed to vote, on an annual basis, with respect to the election of the trust managers but takes no part in the management or control of the REIT. An individual shareholder will be allowed to vote on other extraordinary matters such as the amendment or modification of the Declaration of Trust, the amendment or repeal of the bylaws, the removal of a trust manager, and termination of our status as a REIT.

Conflicts of interest could result in the Advisor or its affiliates acting other than in your best interest.

Our executive officers (Messrs. Wirta and Hofer) are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor and other affiliated entities. As a result, our executive officers, some of our trust managers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other programs and investors advised by our Advisor and its affiliates, and conflicts in allocating time among us and these other programs and investors. These conflicts could result in action or inaction that is not in the best interests of our shareholders. Pursuant to our Declaration of Trust, a majority of our trust managers will be independent trust managers. Some of the material conflicts that our Advisor and its affiliates face include the following:

•	our Advisor and its affiliates have to allocate their time between us and any other real estate programs and activities in which they are involved;

•	the negotiation of the Advisory Agreement (including the substantial fees our Advisor and its affiliates will receive thereunder) was not at arm’s length; and

•	our Advisor may terminate the Advisory Agreement without penalty upon 60 days’ written notice and, upon termination of the Advisory Agreement, our Advisor may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date.

We pay substantial fees to our Advisor.

Our Advisor and its affiliates receive fees in connection with transactions involving the purchase and management of the Properties. These fees are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. These fees are substantial, which may increase the risk that a shareholder will not earn a profit on its investment.

The limit on the number of Shares a person could own may discourage a takeover attempt.

Our Declaration of Trust prohibits the ownership of more than 8.0% of the total authorized Shares by any one investor. This restriction may discourage a change of control and may deter individuals or entities from making offers for our Shares, which offers might otherwise be financially attractive to our shareholders and/or which might cause a change in our management. Furthermore, this restriction may limit the opportunity for shareholders to receive a premium for their Shares that might otherwise exist if an investor attempted to acquire in excess of 8.0% of our Shares or otherwise to effect a change of control of us.

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We depend on our Advisor, its affiliates and their key personnel.

We are dependent upon our Advisor. Our future success depends, to a significant extent, upon the continued service of the Advisor and its key management personnel, including, Raymond E. Wirta and Harold C. Hofer. Under the Advisory Agreement, our Advisor may terminate the agreement without penalty upon 60 days’ written notice and, upon termination of the agreement, our Advisor may be entitled to a termination fee if (based upon an independent appraised value of our portfolio) it would have been entitled to a subordinated participation in net cash flows had our portfolio been liquidated on the termination date. There can be no assurance that (i) the Advisor will not withdraw or cease to provide services in the future, or (ii) Messrs. Wirta and Hofer will continue to be involved with the Advisor. The loss of services of the Advisor, or of one or more of their key personnel could have a material adverse impact on our business, results of operations and financial condition.

Our shareholders’ investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our Advisor and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Federal and State Taxes

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and would reduce our cash available for distribution to you.

We elected to qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2014. However, we may terminate our REIT qualification, if our board of trust managers determines that not qualifying as a REIT is in the best interests of our shareholders, or we may terminate our REIT qualification inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. We currently intend to structure our activities in a manner designed to satisfy all the requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

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If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of Properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our Properties and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or Properties, including franchise, payroll and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to our shareholders.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce our shareholders’ overall return.

In order to qualify as a REIT, we must distribute to our shareholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on our shareholders’ investment.

For so long as we qualify as a REIT, our ability to dispose of Properties during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any Property (other than a foreclosure Property) that we own, directly or through any subsidiary entity, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether a Property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each Property. While we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (b) structuring certain dispositions of our Properties to comply with a prohibited transaction safe harbor available under the Code for Properties held for at least two years. However, despite our present intention, no assurance can be given that any particular Property we own, directly or through any subsidiary entity will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

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Distributions that we make to our shareholders generally will be taxable as ordinary income.

Distributions that we make to our taxable shareholders out of current and accumulated earnings and profits (and not designated as capital gain dividends, or, for taxable years beginning before January 1, 2013, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (2) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital in this context is represented by depreciation and amortization deductions and is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock. Our distributions are solely paid from net cash provided by operating activities, profits from properties sold, and deferred advisor fees if and as applicable.

Our shareholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our shareholders participate in our dividend reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in Shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our shareholders will be treated for tax purposes as having received an additional distribution to the extent the Shares are purchased at a discount to fair market value. As a result, unless a shareholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the Shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. shareholders that are individuals, trusts and estates has been reduced by legislation to 20% for tax years beginning after December 31, 2013. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the Shares of REITs, including our common stock.

ITEM 2.	FINANCIAL INFORMATION.

Overview

We were organized on February 16, 2012 under the laws of the State of California that apply to unincorporated associations. We were formed primarily to invest, directly or indirectly through investments in both affiliated and non-affiliated entities, in single-tenant income-producing corporate properties located principally in California, which are leased to creditworthy tenants under long-term net leases; however, we may invest up to 20.0% of our assets in Properties located outside of California. Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our Properties. We qualify as a real estate investment trust, or REIT, for federal income tax purposes, and we are externally managed by our Advisor, Rich Uncles, LLC, an affiliate of Messrs. Wirta and Hofer.

From May 2012 until July 20, 2016, we were engaged is a continuous offering of Shares of our common stock to investors that qualify as either (a) a natural person who is a resident of the State of California, or (b) an entity (i) which was organized in California, and (ii) which has its principal place of business in California. The Offering was conducted by us without registration with the Securities and Exchange Commission pursuant to the exemption from registration contained in Section 3(a)(11) of the Securities Act of 1933, which provides for an exemption from registration for sales of securities that are offered and sold only to persons resident within a single state, where the issuer of such security is resident and doing business within or, if the issuer is a corporation, is incorporated by and doing business within, such state. In addition, we sold Shares in the Offering to investors that either: (a) have a net worth of at least $250,000 (excluding the value of their home, furnishings and automobiles); or (b) have annual gross income of at least $75,000 and a net worth of at least $75,000 (excluding the value of their home, furnishings and automobiles). An investor’s investment in our Shares may not exceed ten percent (10%) of the investor’s net worth.

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As of July 20, 2016, when the Offering terminated, we had 8,152,368 Shares outstanding, after giving effect to shares redemptions, to 3,264 holders of record.

We sold our Shares directly to investors and not through registered broker-dealers and investment advisors who would be paid commissions and fees. As a result, we believe that our total expenses are significantly less than those of other non-exchange listed public REITs that do pay commissions and fees, and, as a consequence, we are able to invest a significantly higher percentage of the proceeds generated from the sale of our Shares into Properties, compared to such other non-exchange listed public REITs. However, we do pay significant fees and expenses to our Advisor, including without limitation:

•	reimbursement for organization and offering expenses including advertising and marketing costs, collectively capped at 3% of offering proceeds,

•	property acquisition fees,

•	asset management fees, and

•	subordinated participation fees.

See, “Item 1. BUSINESS--Our Advisor” above and “Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE—Advisory Agreement” below for greater detail relating to these fees and expenses.

Summary of Critical Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for the interim period presented. Operating results for the three and nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ended December 31, 2016.

Use of Estimates

The preparation of the consolidated financial statements and the accompanying notes thereto in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

Fair Value of Financial Instruments

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level l: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Cash and cash equivalents are stated at cost, which approximates fair value. The Company’s cash and cash equivalents balance may exceed federally insurable limits. The Company intends to mitigate this risk by depositing funds with major financial institutions; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets.

Cash and cash equivalents include cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less. The Company had cash of $15,614,573 and did not have cash equivalents as of September 30, 2016. The Company’s deposits exceeded federally insured amounts by $14,864,573 as of September 30, 2016. We had cash of $2,102,868 and $200,403 and did not have cash equivalents as of December 31, 2015 and 2014, respectively. Our deposits exceeded federally insured amounts by $1,716,041 and $100,403 as of December 31, 2015 and 2014, respectively.

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Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents. We place our cash with high quality banking institutions. From time to time, including as of September 30, 2016 and December 31, 2015, we have maintained cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation’s limit on insurance; however, no losses have been incurred nor are any expected in the future.

Property and Depreciation

Property is recorded at cost and is composed primarily of building and land. Depreciation is provided using the straight-line method over an estimated useful life of 39 years for all properties except for land. Site and tenant improvements are depreciated using the straight-line method of the shorter of 15 years or the remaining lease term. Value allocated to pre-existing leases, upon purchase of the underlying property, are amortized over the remaining lease life.

Revenues

Rental income, which is generally earned pursuant to long term leases for the building, is recognized as earned. Dividend income is recognized on an accrual basis to the extent that we expect to collect such amount.

Discontinued Operations and Held for Sale

A discontinued operation is a component (or group of components) of the Company, the disposal of which would represent a strategic shift that has (or will have) a major effect on the Company’s operations and financial results, when such component (or group of components) have been disposed of or classified as held for sale. The results of operations of properties that have been classified as discontinued operations are reported as discontinued operations for all periods presented. We classify real property as held for sale when our management commits to a plan to sell the property, the plan has appropriate approvals, the sale of the property is probable, and certain other criteria are met. At such time, the respective assets and liabilities are presented separately on our balance sheet and depreciation is no longer recognized. Assets held for sale are reported at the lower of their carrying amount or their estimated fair value less the costs to sell the assets. We recognize an impairment loss if the current net book value of a property exceeds its fair value, less selling costs. As of December 31, 2014, an investment in four related limited partnerships was classified as held for sale and no impairment loss had been recognized. The investment was liquidated during 2015.

Income Taxes

We avoid the double taxation treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its shareholders, provided certain income tax requirements are satisfied, which, among others, include the requirement to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following its failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

We must pass these four tests annually in order to retain our special tax status as a REIT:

l.	We must distribute at least 90% of our annual taxable income, excluding capital gains, as dividends to our shareholders.

2.	We must have at least 75% of our assets invested in real estate, mortgage loans, shares in other REITs, cash, or government securities.

3.	We must derive (a) at least 75% of our gross income from rents, mortgage interest, and gains from the sale of real property and (b) at least 95% of our gross income from rents, mortgage interest, gains from the sale of real property, dividends, interest and gains from securities sales.

4.	We must have at least 100 shareholders and must have less than 50% of our outstanding shares concentrated in the hands of five or fewer shareholders.

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Recently Adopted Accounting Pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of our financial statements and do not believe any of these pronouncements will have a material impact on our financial statements.

Results of Operations

Comparison of the year ended December 31, 2015 to the year ended December 31, 2014 and for the nine months ending September 30, 2016

The following discussion is based on our Consolidated Statements of Operations for the years ended December 31, 2015 and 2014, and for the nine months ending September 30, 2016; and the following table shows information from our income statement for such periods.

	Nine months ended September 30, 2016	2015	2014
Revenue:
Rentals	$3,556,167	$976,982	$113,171
Operating Expenses:
Property operating expenses	$47,637	$48,060	$45,132
Advertising and marketing	$826,266	$930,404	$129,888
Fees to related party	$1,053,778	$308,040	$13,103
General and administrative	$653,829	$187,528	$211,965
Fair value adjustment	$(442,574)	$(40,686)	$—
Depreciation and amortization expense	$1,551,354	$554,022	$33,952
Total Operating Expenses	$3,690,290	$1,987,367	$434,040
Income (Loss) from Operations	$(134,123)	$(1,010,386)	$(320,869)
Other (Expense) Income:
Interest income	121
Interest expense	$(618,626)	$(154,241)	$(33,100)
Income (loss) from Continuing Operations	$(752,628)	$(1,164,627)	$(353,969)
Discontinued Operations and Gain (Loss) from Sale:
Gain on sale of real properties	159,458
Gain on sale of assets from discontinued operations	$-	$456,991	$—
Income from discontinued operations	$-	$93,148	$78,676
Net Income (loss)	$(593,170)	$(614,488)	$(275,293)
Earnings per share	$(0.10)	$(0.45)	$(2.95)

Revenue

Revenue, which consists of rental revenue under our leases, increased from $113,171 in 2014 to $976,982 in 2015, principally due to the fact that we increased our portfolio of Properties from one Property and four partnerships in 2014 to nine Properties and four partnerships in 2015 (disposal of interest in the four partnerships did not occur until end of the year resulting in a full year of income plus gains to us). Revenue for the nine months ending September 30, 2016 was $ 3,556,167.

Operating Expenses

Total operating expenses increased from $434,040 in 2014 to $1,987,367 in 2015, and operating expense were $3,690,290 for the nine months ending September 30, 2016. This increase principally resulted from (i) an increase in advertising and marketing expenses from $129,888 in 2014 to $930,404 in 2015 reflecting our substantial increase in our level of advertising to prospective investors during 2015, (ii) an increase in related parties due to increase number of properties acquired as well as assets under management, and (iii) an increase in depreciation and amortization expense from $33,952 in 2014 to $554,022 in 2015 to $1,551,354 for the nine months ended September 30, 2016 resulting from the fact that our portfolio of Properties increased from five Properties in 2014 to twelve Properties in 2015 to seventeen properties at September 30, 2016.

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Income (Loss) from Operations

Our loss from operations increased from a loss of $320,869 in 2014 to $1,010,386 in 2015. This resulted mainly from our increase in total operating expenses. Loss from operation for the nine months ended September 30, 2016 was $134,123 which is significantly less than 2015 and is attributable mainly to increased revenue from rental properties.

Other (Expense) Income

Our other expense increased from $33,100 in 2014 to $154,241 in 2015, and other expenses were $618,505 for the nine months ended September 30, 2016. This resulted from (i) additional loans that we entered into in connection with real estate acquisitions and (ii) an increase in the balance carried under our revolving loan of credit with Pacific Mercantile Bank in 2015.

Income (Loss) from Continuing Operations

Our loss from continuing operations increased from $353,969 in 2014 to $1,164,627 in 2015, and was $752,628 for the quarter ended September 30, 2016 for the reasons outlined in “Income (Loss) from Operations” and “Other (Expense) Income” above.

Discontinued Operations and Gain (Loss) from Sale

Our income from gain on sale of assets from discontinued operations increased from zero in 2014 to $456,991 in 2015 due to the disposition of our interest in four Del Taco partnerships, which were dissolved in December 2015. Income from discontinued operations represents income from the Del Taco partnerships prior to their disposition. We announced our plans to dispose of our interest in the Del Taco partnerships in late 2014. Income from discontinued operations increased from $78,676 in 2014 to $93,148 in 2015 because the income from the Del Taco partnerships was included for the full year in 2015 as income from discontinued operations.

In March 2016, we sold 29.86% of one of our Properties to a private individual, with whom we now hold a tenant in common interest with, which resulted in a gain of $159,458.

Net Income (Loss)

As a result of the above, our net loss increased from $275,293 in 2014 to $614,488 in 2015, and was a loss of $593,170 for the nine months ended September 30, 2016.

Liquidity and Capital Resources

General

Our principal demands for funds are to purchase real estate properties and make other real estate investments, for the payment of operating expenses and distributions, and for the payment of principal and interest on any indebtedness we incur.

Our cash needs for the purchase of real estate properties and other real estate investments were funded primarily from the sale of our shares, including those offered for sale through our distribution reinvestment plan, and from debt proceeds.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our Properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt. To date, our practice has been to use our unsecured acquisition line of credit, cash and/or property-specific mortgages to purchase Properties. Thereafter, the acquisition line of credit has been repaid by the issuance of additional shares or by the funding of secured, long-term mortgage financing, or both.

There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to the total value of all of our Properties, and we intend to utilize up to 45% leverage in connection with our acquisition strategy. Our Declaration of Trust limits our borrowing to 40% of the total value of all of our Properties unless any excess borrowing is approved by a majority of our independent trust managers and is disclosed to our shareholders in our next quarterly report, along with the justification for such excess. In September 2016, a majority of our independent trust managers approved the increase of our borrowing from 40% to 45% of the total value of all of our Properties.

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Except as set forth in our Declaration of Trust regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a shareholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors.

We may borrow amounts from our Advisor if such loan is approved by a majority of our trust managers, including a majority of our independent trust managers, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances. Any such loan will be included in determining whether we have complied with the borrowing limit in our Declaration of Trust. Our Advisor does not any obligation to make any loans to us.

Debt financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs.

Generally, we have and continue to expect to meet operating cash needs and make distributions from our cash flows from operating activities. There may be a delay between the sale of our Shares and our purchase of assets with the proceeds of such sale of Shares, which could result in a delay in our ability to generate income to pay operating expenses or make distributions to our shareholders from operating activities or could reduce the amount of such distributions. Pending investment in real estate assets, we have and may continue to decide to temporarily invest any unused proceeds from sale of Shares in certain investments that could yield lower returns than those earned on real estate assets. These lower returns may affect our ability to make distributions or reduce the amount of such distributions.

Generally, our policy is to pay distributions from cash flow from operations including profits from sold investments. However, because we receive income from interest or rents at various times during our fiscal year and because we often need cash flow from operations during a particular period to fund capital expenditures and other expenses, we have declared and may continue to declare, from time to time, distributions in anticipation of cash flow that we expect to receive during a later period and we have and will continue to pay these distributions in advance of our actual receipt of these funds. In these instances, our Advisor may elect in its sole discretion to defer, but not waive, fees and/or reimbursements to which it is otherwise entitled to fund some or all of our distributions. Any such deferred reimbursements and fees will not be interest-bearing. Our Advisor has no obligation to defer any of its fees or reimbursements. We do not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather pay distributions from cash flow from operations, proceeds from the sale of Properties and/or, as elected solely by our Advisor, from deferred reimbursements and fees owed to our Advisor. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in Properties and other assets, the overall return to our shareholders may be reduced and subsequent stockholders will experience dilution. A deferral of any fee or reimbursement owed to our Advisor will have the effect of increasing cash flow from operations for the relevant period because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. Any fee or reimbursement that was deferred, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts.

Through September 30, 2016, all distributions have been paid from a combination of the following sources of funds: net cash from operating activities, deferral of management fees, and/or proceeds from sale or financing of properties. No amount of distributions represented a return of capital, from an accounting standpoint.

Generally, we have made interest payments on any indebtedness we incur from our cash flows from operating activities, including the proceeds from the sale of assets. Our cash flow from normal operations not involving the sale of assets has been and we anticipate will continue to be sufficient to make regularly scheduled interest payments. We will seek to structure our financing for acquisitions of assets such that any balloon payments or maturity dates involving extraordinary payments of principal are timed to match our expected receipt of funds from ownership and operation of the assets or the disposition by us of such assets. If cash flow from ownership and operation of an asset is not expected to be sufficient to make such payments of principal, and we do not anticipate that we will sell the asset at the time the principal payment comes due, we intend to make payments of principal out of proceeds from the refinancing of such indebtedness or out of cash flow from operation of our other assets or from our reserves. We may also use offering proceeds to pay down principal on indebtedness, including any balloon or monthly mortgage payments.

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Our Advisor may establish working capital reserves from net offering proceeds, out of cash flow generated by operating assets and out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

Loans

In 2014, we assumed an existing loan with RaboBank in the amount of $2,000,000 that has an annual interest rate of 4.37%. As of December, 31 2015 and December 31, 2014, the amount of principal outstanding on all mortgage loans, including but not limited to the 2014 Rabobank loan was $6,254,505 and $1,991,881, respectively. The 2014 RaboBank loan was entered into primarily in connection with the purchase of the Chase Bank Office & Great Clips property and building in Antioch, California. The term of the 2014 RaboBank loan is four and a half years. As of December 31, 2015 and 2014, the accrued interest was $0 and $16,052, respectively.

In 2015, we executed two loan agreements with RaboBank in the amounts of $2,250,000 and $2,046,000. Both loans were closed and funded on December 31, 2015, and we received the proceeds on January 4, 2016. These loans were entered into in connection with the purchase of land and buildings of the Levin’s Auto Supply in Sacramento, California and the Island Pacific Supermarket in Elk Grove, California, respectively. Both loans are five year term loans and have a fixed interest rate equal to 3.74%.

In 2016, we obtained five additional loans in the amounts of $2,517,000 with respect to the Dollar General property in Bakersfield, California, $4,460,000 with respect to PMI Preclinical property in San Carlos, California, $3,953,000 with respect to the Rite Aid property in Lake Elsinore, CA, $2,850,000 with respect to the EcoThrift property in Sacramento, CA, and $1,935,000 with respect to the GSA property located in Vacaville, CA. They are all five year term loans. The Dollar General and PMI Preclinical loans have a fixed rate of interest equal to 3.38% per annum, the Rite Aid loan has a fixed rate of interest equal to 3.25% per annum, the EcoThrift loan has a fixed rate of interest equal to 2.96% per annum and the GSA loan has a fixed rate of interest equal to 3.00% per annum per annum.

The following table summarizes the annual payments due under mortgage loans for the next five years:

	Antioch	Levins	Island Pacific	Dollar General	PMI Preclinical	Rite Aid	Eco Thrift	GSA
Monthly payment	$9,980	$10,477	$9,527	$11,202	$19,849	$17,307	$12,021	$8,204
Remaining payments for the following years
2016	29,939	31,430	28,580	33,605	59,547	51,922	36,063	24,611
2017	119,758	125,721	114,322	134,422	238,189	207,689	144,251	98,443
2018	119,758	125,721	114,322	134,422	238,189	207,689	144,251	98,443
2019	1,862,638	125,721	114,322	134,422	238,189	207,689	144,251	98,443
2020	-	125,721	114,322	134,422	238,189	207,689	144,251	98,443
Loan due date	2/5/2019	1/5/2021	1/5/2021	3/5/2021	3/5/2021	5/5/2021	7/5/2021	8/5/2021

Revolving Line of Credit

In 2015, we obtained an unsecured line of credit from Pacific Mercantile Bank which was personally guaranteed by Messrs. Wirta and Hofer. The line of credit was paid in full and terminated during the second quarter of 2016. The line of credit was initially $3,000,000 at an interest rate equal to the higher of 5% or 1.5% over the Wall Street Journal Prime Rate as published in the Wall Street Journal, which indexed rate is the consensus rate on corporate loans posted by at least 75% of the USA’s thirty largest banks. In December 2015, the line of credit was increased to $12,000,000 and the interest rate was lowered to 1.0% over the index rate. At December 31, 2015, the balance on the line of credit was $8,044,432, with $3,955,568 available and unused. The line of credit was completely paid off in January 2016, and the line of credit was terminated in June 2016.

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Cash Flow Analysis

Year ended December 31, 2014 as compared to year ended December 31, 2015, and for the nine months ending September 30, 2016

Cash flows provided by operating activities were $125,464 for the year ended December 31, 2014 compared to $915,465 for the year ended December 31, 2015 and was $1,050,000 for the nine months ended September 30, 2016. The increase in cash flows provided by operating activities is principally attributable to an increase in the size of our portfolio of Properties.

Cash flows used in investing activities for the year ended December 31, 2014 were $3,868,618 compared to $41,930,547 for the year ended December 31, 2015, and was $38,858,134 for the nine months ended September 30, 2016. The increase in cash flows used in investing activities is principally attributable to the increase in purchases of buildings and land.

Cash flows provided by financing activities for the year ended December 31, 2014 were $3,943,457 compared to $42,917,548 for the year ended December 31, 2015, and was $51,319,838 for the nine months ended September 30, 2016. This increase in cash flows provided by financing activities is principally attributable to (1) increased proceeds from the sale of our common stock and (2) increased proceeds from bank loans. Such increases were partially offset by increased distributions to our shareholders in 2015 as compared to 2014 and shareholder stock repurchases undertaken in 2015 as well as increased distributions to our shareholders and stock repurchases for the nine months ended September 30, 2016.

Off-Balance Sheet Arrangements

As of the date hereof, we do not have any off-balance sheet nor side arrangements with any parties.

ITEM 3.	PROPERTIES.

The Properties that we own primarily consist of single-tenant income-producing corporate properties principally located in California, which are leased to creditworthy tenants under long-term net leases. We may invest up to 20.0% of the net proceeds of the Offering in properties located outside of California. For tax, financing and other reasons, we hold title to Properties in the names of wholly-owned subsidiaries.

Commercial Real Estate Properties

As of December 31, 2016, our portfolio consisted of investments in the seventeen commercial real estate properties described below.

Property & Location	Rentable Square Feet	Year Acquired	Property Type	Purchase Price ($ thousands)	Mortgage financing on Purchase Date ($ thousands)	Cash Investment ($ thousands)	Acquisition Fee ($ thousands)
Chase Bank Office & Great Clips, Antioch, California	7,008	2014	Retail	$3,775	$2,000	$1,900	$76
Occupancy Rate: 100%
Chevron, San Jose, CA	1,060	2015	Service Station	$2,747	$0	$2,809	$55
Occupancy Rate: 100%
Chevron, Rancho Cordova, CA	2,026	2015	Service Station	$2,574	$0	$2,632	$52
Occupancy Rate: 100%
Levins, Sacramento, CA	76,000	2015	Auto Supply	$3,750	$2,250	$1,674	$75
Occupancy Rate: 100%
Chevron, Roseville, CA	3,300	2015	Service Station	$1,944	$0	$1,865	$56
Occupancy Rate: 100%
Island Pacific Supermarket, Elk Grove, CA	13,963	2015	Super-market	$3,720	$2,046	$1,819	$75
Occupancy Rate: 100%
Dollar General, Bakersfield, CA	18,827	2015	Retail	$4,575	$2,517	$2,257	$90
Occupancy Rate: 100%
Rite Aid, Lake Elsinore, CA	17,272	2015	Pharmacy	$7,905	$3,953	$4,257	$159

PMI Preclinical, San Carlos, CA	20,800	2015	Medical Testing	$8,920	$4,460	$4,804	$179
Occupancy Rate: 100%
Eco Thrift, Sacramento, CA	38,536	2016	Retail	$4,750	$2,850	$2,112	$97
Occupancy Rate: 100%
General Services Administration, Vacaville, CA	11,014	2016	Office	$3,175	$1,935	$1,401	$65	*
Occupancy Rate: 100%
PreK Education Center, San Antonio, TX	50,150	2016	Retail	$10,850	$5,425	$5,706	$220	*
Occupancy Rate: 100%
Dollar Tree, Morrow, GA	10,906	2016	Retail	$1,455	$0	$1,487	$30	*
Occupancy Rate: 100%
Dinan Cars, Morgan Hill, CA	27,296	2016	Auto Repair	$5,306	$2,860	$2,524	106
Occupancy Rate: 100%
Amec Foster, San Diego, CA	37,449	2016	Office	$7,450	$3,725	$3,876	149
Occupancy Rate: 100%
Solar Turbines, San Diego, CA	26,036	2016	Office	$6,250	$3,125	$3,252	125
Occupancy Rate: 100%
ITW-Ripley, El Dorado, CA	38,500	2016	Office	$6,466	$3,233	$3,421	129
Occupancy Rate: 100%
Dollar General, Big Springs, TX	9,288	2016	Retail	$1,234	$0	$1,274	25
Occupancy Rate: 100%
Gap, Rocklin, CA	40,496	2016	Office	$7,700	$0	$7,887	154
Occupancy Rate: 100%
L3 Communications, Carlsbad, CA	46,214	2016	R&D Office	$10,650	$0	$11,352	319
Occupancy Rate: 100%

*	Paid in April 2016.

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Lease Expirations

Year	2016	2017	2018	2019	2020	2021	2022	2023
Number of Leases	0	1	0	0	1	3	2	4
Square Footage	0	5,660	0	0	0	113,635	84,714	145,140
Annual Rent	$0	$251,032	$0	$0	$13,920	$1,966,214	$1,196,476	$1,234,373
% of Total Annual Rent	0%	3%	0%	0%	0%	26%	16%	16%

Year	2024	2025	Thereafter	Total
Number of Leases	0	6	5	22
Square Footage	0	52,055	94,937	496,141
Annual Rent	0	$1,415,526	$1,409,583	7,487,125
% of Total Annual Rent	0%	19%	19%	100%

Sale of Our Interest in the Del Taco Limited Partnerships

During the 1980s, Del Taco formed four limited partnerships that raised equity capital from approximately 3,000 investors to buy land and build Del Taco fast-food restaurants in California. Once these properties were built, they were leased to Del Taco under long-term net leases. The partnerships collectively owned 22 Del Taco fast-food restaurants. In 2012, we purchased an approximate 3% interest in each of these partnerships by way of tender offers directed to existing limited partners of the partnerships. The total cost of the interests purchased by us was $773,867.

The Del Taco partnerships were in fact dissolved at the end of 2015 whereupon final liquidating distributions were made and final Form 1065 K-1s were issued. The partnerships had a carrying value of $773,867. In January 2016, we received final distributions in the total amount of $1,252,051 with respect to the liquidation of the partnership resulting in a gain to the Company of $456,991. Prior to dissolving, the Del Taco limited partnerships made periodic distributions of which our share was $93,148 and $78,676 in 2015 and 2014, respectively. $21,193 of the 2015 distribution was received in January 2016. No further payments have been received nor are expected from the Del Taco partnerships and we no longer have an interest in them.

Sale of Undivided Tenant-in-Common Interest

In March 2016, we sold an undivided 30.0% tenant-in-common interest in our Chevron Property in Roseville, California, for a purchase price of $1.0 million.

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ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

As of September 30, 2016, there is no person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. The following table shows, as of September 30, 2016, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) our trust managers and executive officers; and (2) all of our trust managers and executive officers as a group. Mr. Makler and two of our trust managers, Messrs. Hofer and Wirta, also act as our executive officers through their roles with our Advisor.

Name	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Harold C. Hofer	10,408.13 shares	0.1266%	*
Raymond E. Wirta	18,804.40 shares	0.2489%	*
Howard Makler	17,672.18 shares	0.2148%	*
Jean Ho	1,593.58 shares	0.0194%	*
Jeffrey Randolph	2,099.98 shares	0.0255%	*
Vipe Desai	970.31 shares	0.0118%	*
David Feinleib	5,925.24 shares	0.0720%	*
Jonathan Platt	12,549.72 shares	0.1526%	*
John Wang	200 shares	0.0024%
All managers and executives officers as a group	70,283.54 shares	0.8740%	*

*	Less than 1% of the outstanding common stock.

(1)	Based on 8,225,379 shares of common stock outstanding on September 30, 2016.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

We operate under the direction of our board of trust managers, which has a fiduciary duty to act in the best interest of our shareholders. Additionally, the trust managers have a fiduciary duty to our shareholders to supervise our relationship with our Advisor. Our trust managers approve our investments in the Properties, communicate with our Advisor, and oversee our operations. We have no employees and have retained our Advisor to manage our day-to-day operations, subject to the board’s supervision.

We currently have seven trust managers, four of whom are independent trust managers. In determining the composition of our board of trust managers, our board of trust managers’ goal was to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to our board as a whole. As provided in the NASAA REIT Guidelines, trust managers must have had at least three years of relevant experience in these fields, and at least one trust manager must have had at least three years of relevant real estate experience. Two principals in our Advisor, Messrs. Hofer and Wirta as well as a shareholder in our Advisor, John Wang, serve as our trust managers together with four independent directors. Our independent directors are Jeffrey Randolph, Vipe Desai, Jonathan Platt and David Feinleib. Messrs. Randolph and Platt have over three years’ relevant experience in the real estate business.

Our trust managers are elected annually by our shareholders. Our independent trust managers are required to review and approve all matters the board of trust managers believes may involve a conflict of interest between us and our Advisor, or their respective affiliates. Two of our trust managers, Messrs. Wirta and Hofer, act as our executive officers, through our Advisor.

Set forth below is certain information concerning the individuals that are currently serving as our trust managers and executive officers. The ages of each officer and/or trust manager set forth below is as of January 5, 2017.

Name	Age	Position
Harold C. Hofer	61	Chief Executive Officer and Trust Manager
Raymond E. Wirta	72	Chairman of the Board and Trust Manager
Howard Makler	49	President and Chief Marketing Officer
Jean Ho	49	Chief Financial Officer
Jeffrey Randolph	60	Independent Trust Manager
Vipe Desai	49	Independent Trust Manager
David Feinleib	42	Independent Trust Manager
Jonathon Platt	31	Independent Trust Manager
John Wang	54	Trust Manager

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Our trust managers are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our trust managers must perform their duties in good faith and in a manner each trust manager believes to be in the best interest of our shareholders. Our trust managers are not required to devote all or any specific amount of their time to our business. Our trust managers are only required to devote the time to our business as their duties require. Our trust managers meet at least quarterly or more frequently if necessary. In the exercise of their fiduciary responsibilities, our trust managers rely heavily on our Advisor. Therefore, our trust managers are dependent on our Advisor and information they receive from our Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate our Advisor and its affiliates.

Only our independent trust managers receive compensation in their capacities as trust managers. The independent trust managers are compensated in an amount equal to one hundred Shares per meeting attended.

Biographic descriptions of our trust managers follow:

Mr. Harold Hofer. Mr. Hofer is a sponsor of our REIT. Together with Mr. Wirta, he indirectly owns and controls our Advisor. Mr. Hofer has been a lawyer since 1980 and is an inactive member of the California State Bar. He was formerly the owner of Hofer Realty Advisors, a boutique real estate firm that acted as a principal and advised clients in various real estate transactions focused on investments in retail shopping centers. Mr. Hofer is a principal in a private investment fund known as REIT Opportunity Capital Advisors, or “ROCA”, which invests in the listed stocks of public REITs. He has participated in real estate transactions, as a principal and as a broker, valued in excess of $2 billion in his 30-year real estate career. Mr. Hofer has extensive underwriting, acquisition and management experience, and has asset managed multi-million dollar portfolios of owned properties. As a principal of our Advisor, through which he acts as one of our executive officers, Mr. Hofer is best-positioned to provide our trust managers with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of our Advisor, Mr. Hofer brings to our board of trust managers demonstrated management and leadership ability. Mr. Hofer has been employed by our Advisor since it was founded in 2007, during which time he has also been engaged independently as a real estate investment sponsor and investor in California, Texas and elsewhere.

Mr. Raymond Wirta. Mr. Wirta is a sponsor of our REIT. Together with Mr. Hofer, he indirectly owns and controls our Advisor. Mr. Wirta is currently Chairman and the former Chief Executive Officer of CBRE (NYSE:CBG), a global real estate services firm and has been in this position since 1997. From 2009 through the present, he has been Chief Executive Officer of the Koll Company, a West Coast-based real estate investment and development company. He previously served as Chief Executive Officer for Koll Management Services and Bolsa Chica Company during time frames when both were publicly traded real estate companies. Based on these experiences, Mr. Wirta offers insights and perspective with respect to our real estate portfolio. From 2010 through the present, he has been president of Irvine Company, a privately held California based real estate development company with ownership of 115 million square feet of apartments, office, retail and resorts in California. As a principal of our Advisor, through which he acts as one of our executive officers, Mr. Wirta is also able to direct our board of trust managers to the critical issues facing our REIT.

Mr. Howard Makler. Mr. Makler is our president and chief marketing officer, having joined our sponsor in 2013. He also currently serves as chief executive officer of Howie’s Game Shack, which he founded in 2005. Howie’s Game Shack operates the largest interactive centers in North America, allowing approximately 1,000 gamers to simultaneously play PCs and XBOXs competitively. From 1992 through 2005, Mr. Makler was co-founder, chairman and chief operating officer of Excess Space Retail Services, which specialized in real estate disposition and lease renegotiation for retail chains. He has served as professor at the International Council of Shopping Centers’ School of Leasing at the Wharton School of the University of Pennsylvania from 2004 through the present. In 2003, Mr. Makler received the “Rising Stars 40 under 40 Award” by Chain Store Age. He has been featured on ABC, Fox News, CNN and the Wall Street Journal. He has served on the Board of Directors for The Skyhook Foundation, a charity founded by Kareem Abdul-Jabbar, and as Vice Chair for Athletics & Entertainers for Kids.

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Ms. Jean Ho. Ms. Ho is our Chief Financial Officer, having joined our sponsor in January 2016. Ms. Ho is also an adjunct professor of taxation at California State University, Fullerton's Graduate School of Accounting. From 2010 through 2015, Ms. Ho served as the Chief Operating Officer and Chief Financial Officer of Soteira Capital, LLC, a southern California-based, registered investment adviser with approximately $250 million under management that serves investment companies, pooled investment vehicles, pension and profit sharing plans, high net worth individuals, private foundations, and charitable organizations. Prior to her service at Soteira Capital, LLC, Ms. Ho served as the Chief Financial Officer of MKA Capital Advisors, LLC, a sponsor and manager of an approximately $750 million private real estate investment fund, and, prior to that, as a Director at BridgeWest, LLC, a $500 million family office. Prior to entering private practice, she was employed by KPMG, specializing in real estate, financial services, and personal financial planning. Ms. Ho has also been a member of the California State Bar since 1996 and a licensed Certified Public Accountant in California since 1992.

Mr. Jeffrey Randolph. Mr. Randolph has extensive experience in investment management. Since 2002, Mr. Randolph has been employed as a Principal and the Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC, a firm specializing in U.S. stock exchange investments. He has a long history with Affinity, having negotiated the transaction to sell Affinity to Morgan Stanley as well as the buy back from INVESCO that occurred in 2010. Mr. Randolph was part of the decision to re-launch Affinity as an independent to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to our REIT. His previous work experience includes Managing Director at Morgan Stanley Investment Management and Van Kampen, Principal at Avalon Financial Group Inc., Chief Financial Officer for Bonutto-Hofer Investments and Vice President at Security Pacific National Bank. Mr. Randolph received his bachelor degree in Business Finance from California State University, Long Beach in 1978. He holds a California broker license.

Mr. Vipe Desai. Mr. Desai has extensive knowledge and understanding of marketing and branding. Mr. Desai has spent the majority of his professional career in the action sports industries. From 1993 to 1998, Mr. Desai owned and operated H2O Surf and Snowboard Shop in Orange County, CA. This professional experience exposed Mr. Desai to action sports industries and provided him with valuable knowledge regarding marketing and brand awareness vis-à-vis action sports enthusiasts. In 2000 Mr. Desai founded Propaganda HQ (“PHQ”), which he continues to manage. PHQ is a youth brand consulting agency which assists its clients in developing brand strategies, event production, social media marketing and digital marketing. PHQ’s clients have included Red Bull, Monster Energy, DaimlerChrysler, Surfrider Foundation, Billabong, DaKine, Electric Eyewear, Nixon Watches, O’Neill, Reef, HBO, and Ball Park Franks. From 2009 to 2010, Mr. Desai also held senior marketing positions with Monster Energy and TransWorld Media. While at Monster Energy, Mr. Desai was responsible for sponsored athlete relations, events and brand partnerships worldwide. Mr. Desai is the founder and director project BLUE (www.betruetoblue.com), a consortium of leading surf apparel companies which produce complementary lines of premium “project BLUE” products, with a portion of the sales proceeds being directed to the Surfrider Foundation and the SIMA Environmental Fund. Mr. Desai is a current or past Board member of various charitable organizations, including project BLUE, the SIMA Humanitarian Fund, the Rob Dyrdek Foundation, the Surfrider Foundation and Life Rolls On. Mr. Desai brings a unique perspective on the “branding” of our REIT’s investment products, including web site design, public relations and marketing. He is a graduate of Point Loma Nazarene University.

Mr. David Feinleib. From 2011 through the present, Mr. Feinleib has served as the Managing Director of The Big Data Group and from 2013 through the present as Founder and CEO of Content Analytics, Inc. The Big Data Group provides strategy consulting to leading technology buyers and vendors to unlock the value of their data assets. Content Analytics, a leader in E-Commerce analytics, helps major brands and retailers optimize the Findability and Shopability of their products online. Mr. Feinleib’s Big Data Landscape has been viewed more than 200,000 times and is used as a reference by Intel, Dell, VMWare, and the US Government, among others. His book Big Data Bootcamp is available from Apress in the United States. Mr. Feinleib has been quoted by Business Insider and CNET, and his writing has appeared on Forbes.com and in Harvard Business Review China. From 2006 to 2011, Mr. Feinleib was a general partner at Mohr Davidow Ventures, where he led investments in Software as Service (SaaS) companies, including Infusion Software, which completed a $55M Series D round of funding led by Bain Capital Ventures, Goldman Sachs, and others in 2014. From 2001 to 2003, Mr. Feinleib co-founded Consera Software and worked as Vice President of Products, which was acquired by HP, and from 2004 to 2012, co-founded Likewise Software and served as Director, which was acquired by EMC. A lifelong entrepreneur, Mr. Feinleib taught himself how to program and joined Microsoft at age 16. Mr. Feinleib holds a BA from Cornell University and an MBA from the Graduate School of Business at Stanford University. He is an avid violinist and a four-time Ironman distance finisher.

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Mr. Jonathan Platt. Mr. Platt is a real estate lawyer, investor and manager. Mr. Platt has more than three years’ relevant experience in the real estate business. Mr. Platt is a principal in Kingstone Properties, founded in 2011, serving as both counsel and its chief financial officer. Kingstone Properties is a full service commercial real estate firm, specializing in investments and property management. Mr. Platt is also a partner in Platt Law Group, LLP, a real estate law firm founded in 2011. Prior to joining Kingstone Properties, Mr. Platt briefly served as a financial analyst at LSA, working on transactions including municipal securities stripping, HUD multi-family refinancings, real estate loan syndication and special situations. Mr. Platt received his J.D. from the Benjamin N. Cardozo School of Law, where he served as an editor on the Cardozo Public Law, Policy & Ethics Journal, and he is an active member of the State Bar of California (admitted 2010). He received his bachelor’s degree in finance, graduating cum laude, from Sy Syms School of Business at Yeshiva University. He is also a licensed real estate broker in California.

 Mr. John Wang. Mr. Wang has been the President and founding member of Pacific Coast Realty Services, Inc., and chairman of VenQuest Hotel Group, which owns and manages a portfolio of hotels and commercial properties throughout the U.S. for the past 25 years. He has been instrumental in the formation, development and direct investment of over thirty companies since 1988. Mr. Wang is a former board member of General Bank, a Los Angeles based financial institution with over $3 billion in assets. He was actively involved in the strategic planning and growth of the bank and was instrumental in the bank's formation of GBC Venture Capital in 1998. He was a member of the executive loan committee and community reinvestment committee. He was the principal strategist in the merger of General Bancorp with Cathay Bank in 2003.

ITEM 6.	EXECUTIVE COMPENSATION.

Executive Compensation

We do not directly compensate our named executive officers, nor do we reimburse our Advisor for compensation paid to our named executive officers, for services rendered to us. Pursuant to the Advisory Agreement, we pay certain fees to our Advisor and its affiliates to compensate the Advisor for the services it provides in our day-to-day management. In addition, we reimburse certain expenses of the Advisor and its affiliates, including reimbursement for the costs of salaries and benefits of certain of their employees.

Reimbursement for the costs of salaries and benefits of our Advisor’s employees relate to compensation paid to our Advisor’s employees that provide services to us such as accounting, administrative or legal, for which our Advisor or its affiliates are not entitled to compensation in the form of a separate fee. A description of the fees that we pay to our Advisor and other affiliates is found in “Item 7. Certain Relationships and Related Party Transactions, and Director Independence” below.

Managers’ Compensation

We pay each of our independent trust managers and John Wang a fee of one hundred Shares for each meeting of our board of trust managers which they attend except for Quarterly and Annual meetings for which a fee of five hundred Shares is paid to each independent trust manager and Mr. Wang. The Shares issued to these trust managers and John Wang are restricted securities issued in private transactions in reliance on an exemption from the registration requirements of the Securities Act of 1933 under Section 4(2) thereof, and we have not agreed to file a registration statement with respect to registration of our Shares issued to our independent trust managers. Our trust managers are able to resell their Shares to us pursuant to the share repurchase plan available to the other shareholders.

All of our trust managers receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of trust managers. If a trust manager is also an employee of us, or an employee of the Advisor, or one of their affiliates, we do not pay compensation for services rendered as a trust manager.

Manager Compensation Table

The following table sets forth certain information with respect to our compensation of our independent trust managers during the fiscal year ended December 31, 2015 and nine months ended September 30, 2016:

Name	Cash Fees Paid	Share Fees Paid 2014	Share Fees Paid 2015*	Share fees Paid for the nine months ended Sept 30, 2016
Jeffrey Randolph	$0.00	$1,000 (100 Shares)	$13,000 (1,300 Shares)	$5,000 (500 Shares)
Vipe Desai	$0.00	$1,100 (110 Shares)	$13,000 (1,300 Shares)	$5,000 (500 Shares)
David Feinleib	$0.00		$12,060 (1,206 Shares)	$5,000 (500 Shares)
Jonathan Platt	$0.00		$11,010 (1,101 Shares)	$5,000 (500 Shares)
John Wang**	$0.00		$0.00 (0.00 Shares)	$0.00 (0.00 Shares)

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*	Table does not include 1,000 shares issued to our former independent trust manager, Darwin Reinglass (now deceased), in 2015.

**	Became a trust manager in July, 2016.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Advisory Agreement

Our Advisor is Rich Uncles, LLC, which is majority owned and controlled by Mr. Wirta and Mr. Hofer.

All of our administrative functions and operations are managed and performed by our Advisor and its affiliates. We do not have any employees. Raymond Wirta, Harold Hofer and Howard Makler, our executive officers, acting through our Advisor, make most of the decisions regarding asset-management, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

We entered into an Advisory Agreement with our Advisor, which was unanimously approved by our board of trust managers, including our independent trust managers, and which appointed our Advisor to manage, operate, direct and supervise our operations. Our Advisor is subject to the supervision of our board of trust managers and provides only the services that are delegated to it. Our independent trust managers are responsible for reviewing the performance of our Advisor and determining that the compensation paid to our Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives are being carried out.

Our Advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Messrs. Wirta, Hofer and Makler, our executive officers, indirectly own and control our Advisor. In connection with advising us and managing our operations, our Advisor will face conflicts of interest. See “Item 1A. Risk Factors — Risks Related to Our Organization and Structure.” Some of the material conflicts that our Advisor and its affiliates face include the following:

•	Our Advisor and its affiliates, including Messrs. Wirta, Hofer and Makler have to allocate their time between us and other real estate programs and activities in which they are involved;

•	The negotiation of any fees paid to our Advisor or any of their affiliates was not at arm’s length; and

•	Our Advisor may terminate the Advisory Agreement without penalty upon 60 days’ written notice and, upon termination of the Advisory Agreement, our Advisor may be entitled to a termination fee if (based upon an independent appraised value of our portfolio) the Advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date.

Our Advisor’s duties include, in general terms, advisory services and administrative services, including but not limited to regulatory compliance and investor relations. More specifically, the advisory services include overseeing the acquisition and management of our Properties and other assets, collecting rent and other payments from the tenants of our Properties and paying our bills, and calculating and paying distributions to us. The administrative services include, but are not limited to, the following: (i) maintain accounting data and any other information requested concerning our activities as shall be appropriate or necessary; (ii) perform all record keeping requirements, prepare all financial statements, and prepare and file all periodic financial reports and returns required to be filed with any regulatory agency; (iii) arrange for administrative, legal, accounting and other services necessary and incidental to our business and operations; (iv) perform tax and compliance services; and (v) manage communications with our shareholders, including responding to e-mails, preparing and sending written and electronic reports and other communications. Our Advisor may contract with other Rich Uncles entities or affiliates to perform its functions under the Advisory Agreement.

The current term of the Advisory Agreement ends on March 8, 2017, and the Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of us and our Advisor. Renewals of the Advisory Agreement must be approved by a majority of our independent trust managers. The Advisor may terminate the Advisory Agreement for any reason and without penalty upon 60 days’ written notice; and we may terminate the Advisory Agreement for “cause” as defined therein. Upon termination of the Advisory Agreement, our Advisor may be entitled to receive a subordinated participation fee if (based upon an independent appraised value of our portfolio), our Advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date.

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Our Advisor and its affiliates receive compensation and reimbursement for services relating to our management, and management and operation of the Properties. The following table summarizes all of the compensation and fees that we pay to our Advisor and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we pay to our independent trust managers.

Type of Compensation	Determination of Amount
Organization and Offering Stage

Organization and Offering Expenses	We reimburse our Advisor for actual organizational and offering expenses equal to 3.0% of gross offering proceeds.

Acquisition and Operations Stage

Acquisition Fee	For each acquisition, we pay our Advisor the greater of $25,000 or 2.0% of the cost of the investment, not to exceed 6.0% when combined with all other broker fees related to such acquisition.

Asset Management Fee	We pay our Advisor an annualized 0.6% of our average invested assets monthly. For purposes of this fee, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in Properties, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

Financing Coordination Fee	Other than with respect to any mortgage or other financing related to a Property concurrent with its acquisition, if our Advisor provides services in connection with the post-acquisition financing or refinancing of any debt that we obtain relative to Properties or the REIT, we will pay the Advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.

Property Management Fee	If our Advisor provides property management services for our Properties, we will pay fees equal to 1.5% of gross revenues from the Properties managed. We also will reimburse the property manager for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by the property manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager. Our property manager may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.

Leasing Commissions	If our Advisor provides a substantial amount of the services in connection with the leasing of a Property or Properties to unaffiliated third parties, we will pay our Advisor leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission. To the extent that unaffiliated real estate brokers assist in such leasing efforts, any compensation paid by us to such brokers will correspondingly reduce the fees due to our Advisor.

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Type of Compensation	Determination of Amount
Operating Expenses	Unless our trust managers make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, we will reimburse our Advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our Advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter (for the 12 months then ended) the trust managers must within 60 days after the end of such quarter inform the shareholders of the factors the trust managers considered in arriving at the conclusion that such higher operating expenses were justified. If the trust managers do not determine the higher expenses were justified for the period, they must cause the Advisor to reimburse us to the extent these limitations were exceeded. Additionally, we will not reimburse our Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or disposition fees.

Disposition and Liquidation Stage

Disposition Fee	In connection with the sale of Properties, we will pay our Advisor one-half of the total brokerage commission paid; provided, however, that in no event may the disposition fee paid to our Advisor, exceed 3% of the contract sales price.

Subordinated Participation Fee	15% of the proportionate share of net sales proceeds after return to investors (from all sources including operating cash flow) of gross offering proceeds plus a 6.0% cumulative, non-compounded return on gross offering proceeds.

After common stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and (ii) a 6.0% per year cumulative, non-compounded return on such net invested capital, our Advisor is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. Net sales proceeds means the net cash proceeds realized by us after deduction of all expenses incurred in connection with a sale, including disposition fees paid to our Advisor.

The 6.0% per year cumulative, non-compounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, non-compounded, annual return of 6.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, non-compounded, annual return of 6.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 6.0% per year cumulative, non-compounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for our Advisor to participate in our net cash flows. In fact, if our Advisor is entitled to participate in our net cash flows, the returns of our stockholders will differ, and some may be less than a 6.0% per year cumulative, non-compounded return.

The following table shows compensation paid by us, through September 30, 2016, to our Advisor

Date offering commenced	April 2012
Amount raised	$84,265,054
Organizational and offering expenses (1)	$2,527,952
Acquisition fees (2)	$899,092
Financing coordination fees (3)	$114,376
Asset management fees (4)	$434,399
Leasing commissions	$0
Operating Expenses	$0
Disposition fees (5)	$30,000
Subordinated Participation Fee	$0
Total Compensation Paid (2)+(3)+(4)+(5):	$1,573,128

(1)	Excluding organizational and offering expense reimbursements.
(2)	We paid asset acquisition fees of $723,467 for the nine months ended September 30, 2016 and $175,625 in 2015.
(3)	We paid financing coordination fees of $19,350 for the nine months ended September 30, 2016 and $95,026 in 2015.
(4)	We paid asset management fees of $280,961 for the nine months ended September 30, 2016 and $4,887, $6,170 and $83,969 in 2013, 2014 and 2015, respectively.
(5)	In 2012, we invested in four real estate limited partnerships which owned properties in California, and in January we received liquidation proceeds after the general partner of such partnerships dissolved them in December 2015. In March 2016, we also sold an undivided 29.86% tenant-in-common interest in our Chevron Property in Roseville, California. Our Advisor was not paid sales or refinancing fees, real estate commissions or other fees with respect to the Del Taco dispositions, but was paid a $30,000 disposition fee with respect to the Chevron Property sale.

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In 2012, we invested in four real estate limited partnerships which owned properties in California, and in January we received liquidation proceeds after the general partner of such partnerships dissolved them in December 2015. In March 2016, we also sold an undivided 29.86% tenant-in-common interest in our Chevron Property in Roseville, California. Our Advisor was not paid sales or refinancing fees, real estate commissions or other fees with respect to the Del Taco dispositions, but was paid a $30,000 disposition fee with respect to the Chevron Property sale.

Brokerage Commissions

On occasion, and as an accommodation to us in order to facilitate closings, Mr. Hofer has acted as the broker of record for certain of our real estate transactions. All brokerage commissions related to such services have been paid to our Advisor, and Mr. Hofer has not been personally compensated by us for acting in such role.

Conflicts of Interest

Our Affiliates’ Interests in Other Rich Uncles-sponsored Programs and Rich Uncles-advised Investors

All of our executive officers, our affiliated directors and other key real estate professionals at our advisor are also: officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our sponsor and our advisor and/or other Rich Uncles-affiliated investment advisors of other Rich Uncles-sponsored programs or are the advisors of Rich Uncles-advised investors; and executive officers, affiliated directors and/or key professionals of Rich Uncles NNN REIT, which is also a public non-traded REITs advised by Rich Uncles. Through affiliates of our advisor, key real estate and debt finance professionals at our advisor also serve as investment advisors to Rich Uncles-advised investors. These individuals have legal and financial obligations with respect to those Rich Uncles-sponsored programs and Rich Uncles-advised investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other Rich Uncles-sponsored programs, serve as the investment advisor to other Rich Uncles-advised investors and acquire for their own account real estate investments that may be suitable for us. All of these Rich Uncles-sponsored programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the Rich Uncles-advised investors.

   Allocation of Investment Opportunities

We rely on our advisor and the real estate professionals of our advisor to identify suitable investments. Rich Uncles NNN REIT is also advised by our sponsor and relies on many of these same professionals. As such, other Rich Uncles-sponsored programs and Rich Uncles-advised investors that are seeking investment opportunities as of the date of this prospectus all rely on many of the same professionals, as will future Rich Uncles-sponsored programs and Rich Uncles-advised investors. Many investment opportunities that are suitable for us may also be suitable for other Rich Uncles-sponsored programs and Rich Uncles-advised investors.

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Our acquisition stage will overlap to some extent with Rich Uncles NNN REIT and possibly future Rich Uncles-sponsored programs and Rich Uncles-advised investors.

When the Rich Uncles real estate professionals direct an investment opportunity to any Rich Uncles-sponsored program or Rich Uncles-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these Rich Uncles real estate professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

   Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Rich Uncles-sponsored programs, Rich Uncles-advised investors or Rich Uncles-affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Rich Uncles-sponsored program, Rich Uncles-advised investor or Rich Uncles-affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Rich Uncles-sponsored program, Rich Uncles-advised investor or Rich Uncles-affiliated entity were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or Rich Uncles seek to employ developers, contractors, building managers or other third parties.

Our advisor and the advisors of other Rich Uncles-sponsored programs, Rich Uncles-advised investors and Rich Uncles-affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Rich Uncles-sponsored programs, Rich Uncles-advised investors and Rich Uncles-affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Rich Uncles-sponsored programs, Rich Uncles-advised investors and Rich Uncles-affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

   Allocation of Our Affiliates’ Time

We rely on our advisor and the key real estate, management and accounting professionals our advisor has assembled, including Messrs. Wirta and Hofer, for the day-to-day operation of our business. Rich Uncles NNN REIT is also advised by our advisor and relies on our advisor and many of the same real estate, management and accounting professionals, as will future Rich Uncles-sponsored programs and Rich Uncles-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of all of the other Rich Uncles-sponsored programs. Mr. Hofer is also an executive officer of Rich Uncles NNN REIT. As a result of their interests in other Rich Uncles-sponsored programs, their obligations to Rich Uncles-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Wirta and Hofer face conflicts of interest in allocating their time among us, our advisor, our sponsor, other Rich Uncles-sponsored programs, Rich Uncles-advised investors and other business activities in which they are involved. In addition, our advisor and its affiliates share many of the same key real estate, management and accounting professionals. Our executive officers and the key real estate, management and accounting professionals affiliated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us.

Our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Rich Uncles-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs.

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Manager Independence

We have four independent trust managers. As defined in our Declaration of Trust, an independent trust manager is a person who is not directly or indirectly associated with our Advisor, and has not been so for the previous two years. A trust manager shall be deemed to be associated with our Advisor if the trust manager (i) owns an interest in the Advisor or any of its affiliates; (ii) is employed by the Advisor or any of its affiliates; (iii) is an officer or director of the Advisor or any of its affiliates; (iv) performs services, other than as a trust manager, for us; (v) is a trust manager for more than three REITs advised by the Advisor; or (vi) has any material business or professional relationship with the Advisor or any of its affiliates. A trust manager shall be considered to have an indirect relationship with the Advisor, any of its affiliates or us, if the trust manager’s spouse, parents, children, siblings, mothers-or fathers-in-law, sons-or daughters-in-law, or brothers-or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or us, as applicable.

ITEM 8.	LEGAL PROCEEDINGS.

In the ordinary course of business, we may become subject to litigation or claims. We are not aware of any material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we are a party or to which our Properties are the subject.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

Market Information

As of July 20, 2016, we had 8,152,368 Shares of common stock outstanding, held by a total of 3,264 shareholders of record. None of our Shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock. As of September 30, 2016, 2,115,086 of the Shares outstanding were eligible for sale under Rule 144.

There is no established trading market for our Shares. Therefore, there is a risk that a shareholder may not be able to sell our stock at a time or price acceptable to the shareholder, or at all. Unless and until our Shares are listed on a national securities exchange, we do not expect that a public market for the Shares will develop. Pursuant to the Offering, we sold Shares of our common stock to the public at a price of $10.00 per Share

Unless and until our Shares are listed on a national securities exchange, we do not expect that a public market for the Shares will develop.

Distributions to Shareholders

In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our shareholders. We intend, although we are not legally obligated, to continue to make regular quarterly distributions to holders of our Shares at least at the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of trust managers, which is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. Our board of trust managers has not pre-established a percentage range of return for distributions to shareholders. We have not established a minimum distribution level, and our Declaration of Trust does not require that we make distributions to our shareholders.

Generally, our policy is to pay distributions from cash flow from operations including profits realized from sold investments. Our Advisor, in its sole election, may defer reimbursements and fees otherwise due to it. A deferral of any fee or reimbursement owed to our Advisor will have the effect of increasing cash flow from operations for the relevant period and increase the cash available to make distributions to our shareholders because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. Any such deferred reimbursements and fees will not be interest-bearing and will be paid as and when determined by our board of trust managers. We do not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather pay distributions from cash flow from operations, proceeds from the sale of Properties and/or, as elected solely by our Advisor, from deferred reimbursements and fees owed to our Advisor. Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Item 1A. Risk Factors”. If our cash flow from operations decreases in the future, the level of our distributions may also decrease.

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To maintain our qualification as a REIT, we must make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles, or GAAP). If we continue to meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our shareholders each year. Our board of trust managers may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of trust managers deems relevant.

During the years ended December 31, 2014 and December 31, 2015, and for the nine months ending September 30, 2016 we made distributions to our shareholders as follows (with the source of distribution funds described in the corresponding footnote to each distribution):

Dates Dividends Accrued and Distributed	Total Dividends Paid		Dividends Paid Per Share	Nontaxable Dividends Per Share	Ordinary Dividends Per Common Share
Accrued Q4 2013 and Distributed Q1 2014	$8,266.00	(1)	$0.1875	$0.1875	$0.00
Accrued Q1 2014 and Distributed Q2 2014	$8,741.00	(2)	$0.1875	$0.1875	$0.00
Accrued Q2 2014 and Distributed Q3 2014	$13,228.00	(3)	$0.1875	$0.1875	$0.00
Accrued Q3 2014 and Distributed Q4 2014	$22,533.00	(4)	$0.1875	$0.1875	$0.00
Accrued Q4 2014 and Distributed Q1 2015	$34,484.00	(5)	$0.1875	$0.1875	$0.00
Accrued Q1 2015 and Distributed Q2 2015	$38,690.00	(6)	$0.1875	$0.1875	$0.00
Accrued Q2 2015 and Distributed Q3 2015	$193,665.00	(7)	$0.1875	$0.1875	$0.00
Accrued Q3 2015 and Distributed Q4 2015	$315,656.00	(8)	$0.1875	$0.1875	$0.00
Accrued Q4 2015 and Distributed Q1 2016	$542,030.00	(9)	$0.1875	$0.1875	$0.00
Accrued Q1 2016 and Distributed Q2 2016	$811,957.00	(10)	$0.1875	$0.1875	$0.00
Accrued Q2 2016 and Distributed Q3 2016	$1,135,736.00	(11)	$0.1875	$0.1875	$0.00
Declared for Q3 2016 and Distributed Q4 2016	$1,522,080.00	(12)	$0.1875	$0.1875	$0.00

1.       All amounts distributed were from net cash flow from operations.

2.       All amounts distributed were from deferred management fees.

3.       All amounts distributed were from deferred management fees.

4.       All amounts distributed were from loan proceeds.

5.       All amounts distributed were from net cash flow from operations.

6.       All amounts distributed were from net cash flow from operations.

7.       $21,169 was distributed from net cash flow from operations; $172,496 from deferred management fees and deferred reimbursement of organization and offering expenses.

8.       $30,702 was distributed from net cash flow from operations; $284,954 from deferred management fees and deferred reimbursement of organization and offering expenses.

9.       All amounts distributed were from net cash flow from operations.

10.     All amounts distributed were from net cash flow from operations.

11.     $183,321 was distributed from net cash flow from operations; and $952,415 was distributed from property sale proceeds.

12.     $478,802 was distributed from net cash flow from operations; and $1,043,278 was distributed from loan proceeds.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan pursuant to which shareholders may elect to have their dividends and other distributions reinvested in additional Shares of our common stock. The following discussion summarizes the principal terms of the plan.

Eligibility

All of our shareholders are eligible to participate in our dividend reinvestment plan. At any time prior to the listing of our Shares on a national stock exchange, a shareholder must cease participation in our dividend reinvestment plan if the shareholder no longer meets the suitability standards or cannot make the other investor representations set forth in the then-current Prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards.

Election to Participate

A shareholder may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from us. A shareholder’s participation in the dividend reinvestment plan will begin with the next distribution made after receipt of such shareholder’s enrollment form. A shareholder can choose to have all or a portion of its distributions reinvested through the dividend reinvestment plan. A shareholder may also change the percentage of its distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose.

Stock Purchases

Shares are purchased under the dividend reinvestment plan on the distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the dividend reinvestment plan.

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The purchase price for Shares purchased under the dividend reinvestment plan is initially $10.00 per Share. Once we establish an estimated value per Share that is not based on the price to acquire a Share in the Offering, Shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per Share of our common stock, as updated from time to time and as determined by our Advisor or another firm chosen for that purpose. We expect to establish an estimated value per Share not based on the price to acquire a Share in the Offering after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for 18 months. For this purpose, we do not consider a “public equity offering” to include offerings on behalf of selling shareholders or offerings related to any dividend reinvestment plan or employee benefit plan. We currently expect to update the estimated value per Share every 12 to 18 months thereafter.

Account Statements

Shareholders receive a confirmation of their purchases under the dividend reinvestment plan no less than quarterly. Confirmations disclose the following information:

•	each dividend reinvested for their account during the period;

•	the date of the reinvestment;

•	the number and price of the Shares purchased by them; and

•	the total number of Shares in their account.

We also provide to all participants in the plan, without charge, access to all supplements to and updated versions of the prospectus that was used in the Offering, as required under applicable securities laws.

Use of Proceeds

We use the net proceeds from the sale of Shares under our dividend reinvestment plan for our Share repurchase program and for reserves.

Tax Consequences of Participation

Shareholders incur a tax liability for distributions allocated to them even if they have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, participating shareholders are treated as if they have received the distribution from us in cash and then applied such distribution to the purchase of additional Shares. In addition, to the extent they purchase Shares through our dividend reinvestment plan at a discount to their fair market value, they are treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

At least until we establish an estimated value per Share not based on the last price paid to acquire a Share in the Offering, we expect that (i) we will sell Shares under the dividend reinvestment plan at $10.00 per Share, (ii) no secondary trading market for our Shares will develop and (iii) our Advisor will estimate the fair market value of a Share to be $10.00. Therefore, at least until we establish an estimated value per Share not based on the last price paid to acquire a Share in the Offering, participants in our dividend reinvestment plan will be treated as having received a distribution of $10.00 for each $10.00 reinvested by them under our dividend reinvestment plan. Shareholders will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. We will withhold 28% of the amount of dividends or distributions paid if a shareholder fails to furnish a valid taxpayer identification number, fails to properly report interest or distributions or fails to certify that they are not subject to withholding.

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Termination of Participation

A shareholder may terminate participation in the dividend reinvestment plan at any time by providing us with written notice or by terminating on their personal online dashboard. Unless a shareholder is terminating participation in connection with an announcement of a new estimated value per Share of our common stock, for the termination to be effective for a particular distribution, we must have received the notice of termination at least 10 business days prior to the day to which the distribution relates. If we announce a new estimated value per Share in a mailing to shareholders, then shareholders have no less than two business days after the date of such announcement to notify us in writing of their termination of participation in the dividend reinvestment plan, and their termination will be effective for the next date Shares are purchased under the dividend reinvestment plan. Any transfer of a shareholder’s Shares will effect a termination of the participation of those Shares in the dividend reinvestment plan. We will terminate a shareholder’s participation in the dividend reinvestment plan to the extent that a reinvestment of such shareholder’s distributions would cause the shareholder to violate the ownership limit contained in our Declaration of Trust, unless the shareholder has obtained an exemption from the ownership limit from our board of trust managers.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information via email or in a separate mailing to the participants.

Share Repurchase Program

We have adopted a Share repurchase program pursuant to which all of our shareholders are eligible to sell their Shares back to us for any reason on a quarterly basis. Shareholders who wish to participate in the Share repurchase program must notify our Advisor, via their online dashboard or in writing, no later than the 15th day of the last month of the then current calendar quarter of such shareholder’s desire to participate in the program and the number of Shares that it wants to have repurchased by us. Any shareholder who elects to participate in the Share repurchase program will receive a confirmation of its redemption of Shares setting forth the number and price of the Shares sold back to us, and the total number of Shares remaining in such shareholder’s account, if any.

In exchange for the Shares redeemed by us from shareholders, we shall pay such shareholders a per Share purchase price in cash equal to the lesser of (i) the net asset value per Share, as calculated and published by our Advisor and (ii) the per Share price paid for the Shares by the redeeming shareholder.

The Share repurchase program is funded by, and limited to, proceeds realized from our sale of Shares under our dividend reinvestment plan.

We reserve the right to reject any request for the redemption of Shares. Additionally, we may terminate, suspend or amend the Share repurchase program at any time without shareholder approval if we believe such action is in the best interest of all shareholders or if we determine the funds otherwise available to fund our Share repurchase program are needed for other purposes.

Share repurchase requests will be honored on a first-come, first served basis. We cannot guarantee that we will have sufficient available cash flow to accommodate all requests when made. If we do not have sufficient funds available at the time when a redemption is requested, the redeeming shareholder may (i) withdraw their request for redemption or (ii) ask that we honor their request, if and when sufficient funds become available. Such pending requests will generally be honored on a first-come, first-serve basis.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

On April 4, 2012, an entity controlled by Messrs. Wirta and Hofer purchased 20,960 Shares at a price of $10.00 per Share, for an aggregate consideration of $200,000 in cash and $9,600 taken in shares in lieu of fees due to the Advisor. The sale was made in a privately negotiated transaction in reliance on the exemption from the registration requirements of the Securities Act of 1933 contained in Section 4(2) thereof. Such entity, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of the investment. This entity dissolved in 2015 and Messrs. Wirta and Hofer thereafter owned such shares individually (including in family trust). In 2016, Mr. Hofer submitted his portion of the 20,960 shares for repurchase and such shares were repurchased on April 1, 2016.

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Since our formation in April 2012, and as of September 30, 2016, we have issued 9,007 Shares in the aggregate to our independent trust managers and John Wang. Each independent trust manager and John Wang has received one hundred Shares for each meeting of our board of trust managers that such manager has attended and 500 shares for quarterly meeting attended. No other consideration has been received by us as consideration for the issuance of such Shares. The issuances were made in reliance on the exemption from the registration requirements of the Securities Act of 1933 contained in Section 4(2) thereof and Rule 506 of Regulation D for issuances to “accredited investors,” as such term is defined in Regulation D, by virtue of our independent trust managers serving as members of our board of trust managers. In their capacity as members of our board of trust managers, each of our independent trust managers has access to information concerning our operations.

Since our formation in April 2012, and as of September 30, 2016, we have sold 8,426,506 Shares in the aggregate to 3,264 residents of California at a price of $10.00 per Share, for an aggregate consideration of $84,265,056. After redemptions of Shares, those September 30, 2016 amounts were $82,253,788 and 8,225,379 Shares, respectively. The Shares were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 contained in Section 3(a)(11) thereof as part of an issue offered and sold only to persons resident within California. We are organized under the laws of the State of California and we are doing business in California.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Overview

Our Declaration of Trust authorizes the issuance of 10,000,000 common shares with a par value of $0.01 per share (the “Shares”) and 5,000,000 excess shares with a par value of $0.01 per share (the “Excess Shares”). As of September 30, 2016, 8,225,379 of our common shares were issued and outstanding, and no Excess Shares were issued and outstanding. The Shares and the Excess Shares are governed by our Declaration of Trust and our bylaws. The following is a summary of some of the significant provisions of the Declaration of Trust and the bylaws. Investors should carefully review the entire Declaration of Trust and bylaws.

Shareholder Voting

The holders of the Shares are entitled to one vote for each Share.

The holders of the Shares are entitled to vote on certain matters, including, but not limited to, the following: (i) the amendment or modification of the Declaration of Trust, (ii) the amendment or repeal of the bylaws, (iii) the removal of a trust manager, and (iv) the termination of our status as a REIT. Holders of the Shares do not have any cumulative voting rights in the election of trust managers.

Moreover, without the concurrence of a majority of the outstanding shares, the trust managers may not (i) amend the Declaration of Trust, except for amendments which, at the time of such amendment, are permitted pursuant to the laws of the State of California; (ii) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (iii) cause a merger or other reorganization of us; or (iv) dissolve or liquidate us.

Holders of the Shares do not have any preemptive rights or any other preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series.

Special Voting Requirements Regarding Business Combinations

Pursuant to the Declaration of Trust, subject to certain limited exceptions, we may not engage in any business combination with any interested shareholder or any affiliate of the interested shareholder for a period of five years following the most recent date on which the interested shareholder became an interested shareholder.

Moreover, subject to certain limited exceptions as described in the Declaration of Trust, in addition to any vote otherwise required by law or the Declaration of Trust, a business combination that is not prohibited by the paragraph above requires a recommendation by the trust managers and approval by the affirmative vote of at least (i) 80.0% of the votes entitled to be cast by outstanding voting Shares, voting together as a single voting group; and (ii) two-thirds of the votes entitled to be cast by holders of voting Shares other than voting Shares held by the interested shareholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested shareholder, voting together as a single voting group.

41

Control Share Acquisition

Our Declaration of Trust provides that control shares in us acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the Declaration of Trust, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of trust managers to call a special meeting of shareholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by our Declaration of Trust, we may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition by the acquiring person or of the meeting of shareholders at which the voting rights for control shares were considered.

If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise dissenting rights under the laws of the State of California.

Roll-Up Transaction

In connection with a proposed roll-up, an appraisal of all of our assets will be obtained from a competent, independent expert. For the purposes of this section, a “roll-up”, subject to certain limited exceptions outlined in the Declaration of Trust, is defined as a transaction involving our acquisition, merger, conversion or consolidation, either directly or indirectly, and the issuance of securities of a roll-up entity. If the appraisal is included in a prospectus used to offer the securities of a roll-up entity, the appraisal will be filed with the SEC and any applicable state securities commissioner as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis. The appraisal will be based on an evaluation of all relevant information, and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for the benefit of us and our investors. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to the investors in connection with a proposed roll-up.

In connection with a proposed roll-up, the person sponsoring the roll-up will offer to our shareholders who vote “no” on the proposal the choice of (1) accepting the securities of the roll-up entity offered in the proposed roll-up; or (2) one of the following: (i) remaining as our shareholders and preserving their interests therein on the same terms and conditions as existed previously; or (ii) receiving cash in an amount equal to the shareholders' pro-rata share of the appraised value of our net assets.

42

We will not participate in any proposed roll-up:

(i)	that would result our shareholders having democracy rights in the roll-up entity that are less than those provided for under the NASAA REIT Guidelines;

(ii)	which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);

(iii)	which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of REIT shares held by that investor;

(iv)	in which investors' rights of access to the records of the roll-up entity will be less than those provided for under NASAA REIT Guidelines; or

(v)	in which any of the costs of the transaction would be borne by us if the roll-up is not approved by the shareholders.

Shareholder Meetings

An annual meeting of shareholders is held each year, after reasonable notice has been given to the shareholders, on a date and at a time designated by the trust managers. The annual meeting is held on a date not more than thirty (30) days following the distribution of our annual report to the shareholders.

Special meetings of the shareholders may be called at any time by a majority of the trust managers and shall be called by the trust managers upon the written request of shareholders holding not less than 10% of the votes entitled to be cast by outstanding voting shares, voting together as a single class.

Distributions; Dividend Reinvestment Plan; Share Repurchase Program

We intend, although we are not legally obligated, to continue to make regular quarterly distributions to holders of our Shares at least at the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Moreover, holders of our Shares are entitled to participate in our dividend reinvestment plan and our Share repurchase program.

For more information with respect to our distribution policy, dividend reinvestment plan and Share repurchase program, see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.”

Restriction on Ownership of Shares

Our Advisor determines if the purchase of Shares by an investor is a suitable and appropriate investment for such investor. In making this determination, our Advisor ascertains that the investor: (i) meets the minimum income and net worth standards; (ii) can reasonably benefit from the REIT; (iii) is able to bear the economic risk of the investment; and (iv) has the apparent understanding of the fundamental risks of the investment in the Shares, the risk that it may lose its entire investment, the lack of liquidity of the Shares, the restrictions on the transferability of the Shares, the background and qualifications of our Advisor, and the tax consequences of the investor’s investment in the Shares. Our Advisor will make this determination on the basis of information it obtains from investors. Relevant information for this purpose will include at least the investor’s age, income, net worth, and its other investments, as well as any other pertinent factors.

For so long as we remain a REIT, and except as otherwise provided in the Declaration of Trust, no Person (as defined in the Declaration of Trust) may own in excess of 8% of the outstanding Shares. The Declaration of Trust contains various restrictions on a shareholder’s ability to transfer its Shares. These restrictions are to help ensure that we remain qualified as a REIT. For instance, shareholders will not be able to transfer their Shares if, after giving effect to the transfer, we would have fewer than 100 shareholders. Additionally, shareholders cannot transfer their Shares if, after giving effect to the transfer, we would fail to qualify as a REIT by reason of being closely held. To the extent that a purported transfer was to occur in violation of the Declaration of Trust, the Shares that were the subject of the transfer will be automatically exchanged for an equal number of Excess Shares. The Excess Shares generally are (i) not entitled to any dividends or distributions, (ii) not entitled to vote on matters, and (iii) subject to a right of repurchase by us.

43

Certain Shareholder Information; Reports; Access to Books and Records

Shareholders that own more than 5% of the outstanding Shares, or any lesser percentage as determined by the trust managers, will be required to provide us with certain information concerning the ownership of their Shares.

Our trust managers are required to take such reasonable steps as necessary to cause to be prepared and delivered to each shareholder an annual report for each fiscal year, which report shall include: (i) financial statements prepared in accordance with generally accepted accounting principles; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any affiliate of our Advisor by us and including fees or charges paid to our Advisor and any affiliate of our Advisor by third parties doing business with us; (iv) our total operating expenses, stated as a percentage of our average invested assets and as a percentage of our net income; (v) a report from the independent trust managers that the policies being followed by us are in the best interests of our shareholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving us, our trust managers, Advisor, and any of their affiliates occurring in the year for which the annual report is made. Our independent trust managers are specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

Any shareholder and any designated representative thereof shall be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. A copy of the shareholders list shall be mailed to any shareholder requesting the shareholders list within ten (10) days of our receipt of the request. The copy of the shareholders list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A reasonable charge for copy work may be charged by us. The purposes for which a shareholder may request a copy of the shareholders list include, without limitation, matters relating to shareholders' voting rights, and the exercise of shareholders' rights under federal proxy laws. If we neglect or refuse to exhibit, produce, or mail a copy of the shareholders list as requested, the responsible party including any advisor and the trust managers shall be liable to any shareholder requesting the list for the costs, including attorneys' fees, incurred by that shareholder for compelling the production of the shareholders list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholders list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to our affairs. We may require the shareholder requesting the shareholders list to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest in us. The remedies provided to shareholders requesting copies of the shareholders list are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We have provided for indemnification of our trust managers and our executive officers in both our Declaration of Trust and our Bylaws.

Indemnification Provisions in our Declaration of Trust

Our Declaration of Trust provides that each (i) trust manager or officer, or (ii) trust manager who is or was serving or who agrees to serve, at our request, as a trust manager, director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by us, and shall be entitled to have paid or reimbursed his reasonable expenses in advance of the final disposition of a proceeding, in accordance with the provisions set forth below, to the full extent permitted by the laws of the State of California.

44

Our trust managers and officers shall be indemnified by us for any liability or loss suffered by them and they shall be held harmless by us for any loss or liability suffered by them if all of the following conditions have been met: (i) the trust managers have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (ii) the trust managers were acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by the trust managers other than our independent trust managers, or, with respect to our independent trust managers, was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders. However, a trust manager shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such trust manager unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such trust manager; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such trust manager; or (iii) a court of competent jurisdiction approves a settlement of the claims against such trust manager and finds that indemnification of the settlement amount and the related costs should be made after the court considering the request for indemnification has been advised of the SEC’s position and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

We will advance funds to a trust manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the trust manager undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such trust manager is found not to be entitled to indemnification.

Indemnification Provisions in our Bylaws

Our bylaws provide for indemnification of our trust managers and officers on similar terms as our Declaration of Trust. Our bylaws provide that (i) any of our present or former trust managers, officers, employees or agents, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another REIT or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the trust managers or any committee thereof to serve in any of the capacities referred to in clause (i) or (ii), shall be indemnified by us against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the such person in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of such capacities, if the conditions in the next paragraph are met.

In order to be entitled to indemnification, a person must have (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his capacity as a trust manager, officer or other employment or agency relationship with us, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (ii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. However, if a person seeking indemnification is found liable to us or is found liable on the basis that a personal benefit was improperly received by such person, then indemnification (i) is limited to reasonable expenses actually incurred by such person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the person seeking indemnification did not meet the requirements set forth in clauses (i), (ii) or (iii) in the first sentence of this paragraph. A person seeking indemnification shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals.

45

If a present or former trust manager, officer, employee or agent seeking indemnification is wholly successful, on the merits or otherwise, in defense of a proceeding, we will indemnify such person against reasonable expenses incurred by such person in connection with any proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities set forth above entitling him to be indemnified.

Unless indemnification is ordered by a court of competent jurisdiction, we shall make indemnification only upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct described above. Such determination shall be made (i) by the trust managers by a majority vote of a quorum consisting of trust managers who, at the time of such vote, are not named defendants or respondents in the applicable proceeding; (ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the trust managers, duly designated to act in the matter by a majority vote of all trust managers (in which designation trust managers who are named defendants or respondents in the applicable proceeding may participate), such committee to consist solely of two (2) or more trust managers who, at the time of the committee vote, are not named defendants or respondents in the applicable proceeding; (iii) by special legal counsel selected by the trust managers or a committee thereof by vote as set forth in clauses (i) or (ii) or, if the requisite quorum of all of the trust managers cannot be obtained and such committee cannot be established, then by a majority vote of all of the trust managers (in which vote the trust managers who are named defendants or respondents in the proceeding may participate); or (iv) by our shareholders in a vote that excludes the shares held by the trust managers that are named defendants or respondents in the applicable proceeding.

Reasonable expenses (including court costs and attorneys’ fees) incurred by a present or former trust manager, officer, employee or agent who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by us at reasonable intervals in advance of the final disposition of such proceeding, and without making any determination as to whether such person has met the applicable standard of conduct, after receipt by us of (i) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by us and (ii) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by us if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized in the bylaws. Such written undertaking shall be an unlimited general obligation of the person making the undertaking but need not be secured and it may be accepted without reference to financial ability to make repayment. In addition, the Company may pay or reimburse expenses incurred by a present or former trust manager, officer, employee or agent in connection with his appearance as a witness or other participation in a proceeding at a time when he is not named as a defendant or respondent in the proceeding.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

   See Item 15 and included financial statements.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

   (a)   List separately all financial statements filed as part of the registration statement.

•	Report of Anton & Chia, LLP Independent Registered Public Accounting Firm.

•	Rich Uncles Real Estate Investment Trust I Balance Sheets as of December 31, 2015 and 2014, and unaudited for the nine months ending September 30, 2016.

•	Rich Uncles Real Estate Investment Trust I Statements of Operations for the year ended December 31, 2015 and 2014, and unaudited for the nine months ending September 30, 2016.

•	Rich Uncles Real Estate Investment Trust I Statements of Change in Stockholders Equity for the year ended December 31, 2015 and 2014, and unaudited for the nine months ending September 30, 2016.

•	Rich Uncles Real Estate Investment Trust I Statements of Cash Flows for the year ended December 31, 2015 and 2014, and unaudited for the nine months ending September 30, 2016.

•	Notes to the Financial Statements.

46

   (b)   Exhibits.

Exhibit	Description
3.1	Amended and Restated Declaration of Trust of Rich Uncles Real Estate Investment Trust I*
3.2	Amendment to Amended and Restated Declaration of Trust of Rich Uncles Real Estate Investment Trust I*
3.3	Bylaws*
4.1	Form of Subscription Agreement for Shares of Rich Uncles Real Estate Investment Trust I*
4.2	Rich Uncles Real Estate Investment Trust I Dividend Reinvestment Plan*
4.3	First Amendment of the Rich Uncles Real Estate Investment Trust I Dividend Reinvestment Plan*
10.1	Amended and Restated Advisory Agreement dated as of March 8, 2012 by and between Rich Uncles Real Estate Investment Trust I and Rich Uncles, LLC*
21.1	List of Subsidiaries*
* Previously filed.

47

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 6th day of January, 2017.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

By:	/s/ Harold C. Hofer
Harold C. Hofer
Chief Executive Officer and Trust Manager

48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Rich Uncles Real Estate Investment Trust I:

We have audited the accompanying balance sheets of Rich Uncles Real Estate Investment Trust I (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014 and the results of its operations, changes in its stockholders’ equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California
April 29, 2016

F-1

Rich Uncles Real Estate Investment Trust I
Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS
Real estate at cost	$38,518,123	$3,798,666
Less accumulated depreciation	(304,418)	(29,265)
Total real estate	38,213,705	3,769,401
Cash and cash equivalents	2,102,868	200,403
Cash held in escrows	4,496,000	—
Discontinued operations-Interests in limited partnerships	—	773,867
Receivables - discontinued operations	1,252,051	—
Deferred charges, net	95,642	51,891
Lease intangibles, net of accumulated amortization of $64,072 and $0 at December 31, 2015 and December 31, 2014, respectively	2,313,525	—
Other assets	54,241	49,951
Total assets	$48,528,034	$4,845,513

LIABILITIES AND EQUITY
Mortgage notes payable	$6,254,505	$1,991,881
Unsecured line of credit	8,044,432	—
Dividends and distributions payable	542,030	—
Deferred revenue - prepaid rents	46,910	—
Accounts payable and accrued expenses	47,438	39,386
Related party payables	753,888	377,891
Tenant deposits	406,224	—
Total liabilities	16,095,427	2,409,158

Commitments and contingencies	—	—
Common Stock $0.01 par value, 5,000,000 shares authorized, 3,458,082 and 285,384 shares issued and outstanding, respectively	34,582	2,855
Additional paid in capital	34,721,362	2,794,254
Shareholders’ distributions	(1,214,135)	(97,897)
Treasury common stock at cost 23,211 shares and 0 shares, respectively	(232,106)	—
Accumulated deficit	(877,096)	(262,857)
Total equity	32,432,607	2,436,355
Total liabilities and equity	$48,528,034	$4,845,513

The accompanying notes are an integral part of these financial statements.

F-2

Rich Uncles Real Estate Investment Trust I
Statements of Operations

	For the year ended December 31,
	2015	2014
Revenue
Rentals	$976,982	$113,171

Expenses
Property operating expenses	48,060	45,132
Advertising and marketing	930,404	129,888
Fees to related party	308,040	13,103
General and administrative	187,528	211,965
Fair value adjustment	(40,686)	—
Depreciation and amortization	554,022	33,952
Total expenses	1,987,367	434,040

Loss from operations	(1,010,386)	(320,869)

Other expense
Interest expense	(154,241)	(33,100)

Income from continuing operations	(1,164,627)	(353,969)

Discontinued operations
Gain on sale of assets from discontinued operations	456,991	—
Income from discontinued operations	93,148	78,676

Net loss	$(614,488)	$(275,293)

Loss per share	$(0.45)	$(2.95)

Weighted average number of common shares outstanding	1,355,818	93,411

The accompanying notes are an integral part of these financial statements.

F-3

Rich Uncles Real Estate Investment Trust I
Statements of Change in Stockholders’ Equity
For the year ended December 31, 2015 and 2014

	Common Stock		Additional Paid-in	Treasury Common	Shareholder	Accumulated
	Shares	Amount	Capital	Stock	Distributions	Deficit	Total
Equity, December 31, 2013	43,961	$440	$430,902		$(45,109)	$12,438	$398,671
Common stock issued	239,255	2,393	2,392,762			—	2,395,155
Members’ contribution	—	—	(49,669)				(49,669)
Distributions declared	—	—			(52,788)		(52,788)
Shareholders’ dividend re-investment	2,168	22	20,258			—	20,280
Net loss	—	—	—	—	—	(275,293)	(275,293)
Equity, December 31, 2014	285,384	2,855	2,794,253	—	(97,897)	(262,855)	2,436,355
Common stock issued	3,119,708	30,965	31,165,881			—	31,196,846
Prior period adjustment			—			247	247
Distributions declared	—	—	—		(1,116,238)		(1,116,238)
Shareholders’ dividend re-investment	76,201	762	761,229			—	761,991
Shares repurchased	(23,211)			(232,106)		—	(232,106)
Net loss	—	—	—			(614,488)	(614,488)
Equity, December 31, 2015	3,458,082	$34,582	$34,721,362	$(232,106)	$(1,214,135)	$(877,096)	$32,432,607

The accompanying notes are an integral part of these financial statements.

F-4

Rich Uncles Real Estate Investment Trust I
Statements of Cash Flows
For the year ended December 31, 2015 and 2014

	For the year ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(614,488)	$(275,293)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	554,022	33,952
Changes in operating assets and liabilities:
Other assets	—	19,720
Accounts receivable	46,910	—
Payable to related party	401,159	288,653
Accounts payable	43,827	3,610
Accrued expenses	(6,934)	5,530
Accrued interest	(16,052)	11,590
Deferred liabilities	(25,163)	25,163
Other payable	(9,845)	12,539
Dividend payable	542,030	—
Net cash provided by operating activities	$915,465	$125,464
INVESTING ACTIVITIES
Offering costs	—	(12,220)
Funds in escrow	(4,496,000)	—
Purchase of buildings and land	(34,719,457)	(3,798,666)
Lease cost allocations	(2,377,597)	—
Receivable from discontinued operations	(1,252,051)	—
Disposal of discontinued operations	773,867	—
Loan fees	(57,519)	(55,597)
Website development and trademark	(205,319)	(2,135)
Environmental escrow	250,000	—
Tenant security deposits	153,528	—
Net cash used in investing activities	$(41,930,547)	$(3,868,618)
FINANCING ACTIVITIES
Proceeds from line of credit	8,044,432	(355,474)
Proceeds from bank loans, net of loan fee	4,262,624	1,936,284
Proceeds from common stock	31,958,835	2,395,155
Distributions to common shareholders	(1,116,238)	(32,508)
Shareholder stock repurchase	(232,106)	—
Net cash provided by financing activities	$42,917,548	$3,943,457

Net increase in cash	$1,902,465	$200,303
Cash, beginning of year	200,403	100
Cash, end of year	$2,102,868	$200,403

Supplemental disclosures:
Cash paid for interest	$108,717	$58,319
Non-cash investing and financing activities
Dividends and distributions declared but not paid	$542,030	$22,533

The accompanying notes are an integral part of these financial statements.

F-5

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE 1. BUSINESS AND ORGANIZATION

Rich Uncles Real Estate Investment Trust I (formerly named Nexregen Real Estate Investment Trust I) (the “Company”), was formed on February 16, 2012. The Company is a California real estate investment trust (REIT) that is treated as an unincorporated association under the laws of the State of California. As of December 31, 2015, the Company’s authorized capital consisted of 5,000,000 common shares, $0.01 par value per share. The Company sells its common shares to California residents only at a purchase price of $10.00 per share. The Company sells its shares directly to investors and not through registered broker-dealers and investment advisors who are paid commissions and fees. The minimum investment in shares is $500. The Company was formed to primarily invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties located in California, which are leased to creditworthy tenants under long-term net leases. The Company’s goal is to generate income for investors and growth through the potential for long-term capital appreciation in the value of its properties.

The Company qualified as a real estate investment trust for federal income tax purposes, beginning with the year ended December 31, 2014, and is externally managed by its advisor Rich Uncles LLC (fka Nexregen, LLC). Rich Uncles LLC is a Delaware limited liability company registered to do business in California. Its members include Harold Hofer, Howard Makler and Ray Wirta.

NOTE 2. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the disclosures required by GAAP for complete financial statements.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions affect the amounts reported in the Company’s financial statements and the related disclosures could differ if different assumptions or estimates were used. Although these estimates reflect management’s best estimates, it is at least reasonably possible that a material change to these estimates could occur in the near term.

Fair Value of Financial Instruments

FASB ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level l: defined as observable inputs such as quoted prices in active markets;

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Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less. The Company had cash of $2,102,868 and $200,403 and did not have cash equivalents as of December 31, 2015 and 2014, respectively. The Company’s deposits exceeded federally insured amounts by $1,716,041 and $100,403 as of December 31, 2015 and 2014, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, including as of December 31, 2015, the Company has maintained cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation’s limit on insurance; however, no losses have been incurred nor are any expected in the future.

Property and Depreciation

Property is recorded at cost and is composed primarily of building and land. Depreciation is provided using the straight-line method over an estimated useful life of 39 years for all properties except for land. Site and tenant improvements are depreciated using the straight-line method of the shorter of 15 years or the remaining lease term. Value allocated to pre-existing leases, upon purchase of the underlying property, are amortized over the remaining lease life.

Revenues

Rental income, which is generally earned pursuant to long term leases for the building, is recognized as earned. Dividend income is recognized on an accrual basis to the extent that the Company expects to collect such amount.

Discontinued Operations and Held for Sale

A discontinued operation is a component (or group of components) of the Company, the disposal of which would represent a strategic shift that has (or will have) a major effect on the Company’s operations and financial results, when such component (or group of components) have been disposed of or classified as held for sale. The results of operations of properties that have been classified as discontinued operations are reported as discontinued operations for all periods presented. The Company classifies real property as held for sale when the Company’s management commits to a plan to sell the property, the plan has appropriate approvals, the sale of the property is probable, and certain other criteria are met. At such time, the respective assets and liabilities are presented separately on the Company’s balance sheet and depreciation is no longer recognized. Assets held for sale are reported at the lower of their carrying amount or their estimated fair value less the costs to sell the assets. The Company recognizes an impairment loss if the current net book value of a property exceeds its fair value, less selling costs. As of December 31, 2014, an investment in four related limited partnerships was classified as held for sale and no impairment loss had been recognized. The investment was liquidated during 2015.

Income Taxes

The Company avoids the double taxation treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its shareholders, provided certain income tax requirements are satisfied, which, among others, include the requirement to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

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If the Company fails to qualify for taxation as a REIT in any year after electing REIT status, its income will be taxed at regular corporate rates, and it may be precluded from qualifying for treatment as a REIT for the four-year period following its failure to qualify. Even if the Company qualifies as a REIT for federal income tax purposes, it may still be subject to state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

The Company must pass these four tests annually in order to retain its special tax status as a REIT:

1.	The Company must distribute at least 90% of its annual taxable income, excluding capital gains, as dividends to its shareholders.

2.	The Company must have at least 75%of its assets invested in real estate, mortgage loans, shares in other REITs, cash, or government securities.

3.	The Company must derive (a) at least 75% of its gross income from rents, mortgage interest, and gains from the sale of real property, and (b) at least 95% of its gross income from rents, mortgage interest, gains from the sale of real property, dividends, interest and gains from securities sales.

4.	The Company must have at least 100 shareholders and must have less than 50 percent of its outstanding shares concentrated in the hands of five or fewer shareholders.

Recently Adopted Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements and does not believe any of these pronouncements will have a material impact on the Company’s financial statements.

NOTE 4. INVESTMENT PROVISIONS

Since May, 2012 the Company has been engaged in an offering of its shares of common stock for sale to investors on a “best efforts” basis. The Company is offering its shares for purchase by California residents who meet the investor suitability standards described below under “Investor Suitability Standards” and who agree to purchase a minimum of 50 shares of the Company’s common stock, $0.01 par value per share. At the start of 2015, the Company was authorized to issue a maximum of 2,500,000 shares, at a purchase price of $10.00 per Share with maximum aggregate offering size of $25,000,000. However, in September 2015, the maximum was increased to 5,000,000 shares of common stock at a purchase price of $10.00 per Share with maximum aggregate offering of $50,000,000.

There is no minimum aggregate size for the Company’s offering. The Company has accepted subscriptions for and has invested the proceeds as described in its prospectus. Because the Company is only offering and selling its shares to California residents, the Company has relied upon the intra-state offering exemption set forth in Section 3(a)(11) of the Securities Act to exempt the offer and sale of its shares from the requirement that the offer and sale be registered with the Securities and Exchange Commission.

The Company is making the shares available for purchase on its web site in order to take advantage of modern technology and to reduce the cost of selling the shares. The Company is not selling the shares through commission-based financial planners or broker-dealers.

The Company is not registered as an investment company under the Investment Company Act of 1940, as amended.

Investor Suitability Standards

An investor can generally buy the Company’s shares if the investor has either: (i) a net worth of at least $250,000; or (ii) annual gross income of at least $75,000 and a net worth of at least $75,000. In addition, an investor’s investment in the Company must not exceed 10% of the investor’s net worth. The Company’s advisor is responsible for determining if the purchase of shares is a suitable and appropriate investment for a potential investor.

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Voting Rights

The shareholders are entitled to one vote for each share of common stock that they hold. The shareholders are entitled to vote on certain matters, including, but not limited to, the following: (i) the amendment or modification of the Company’s declaration of trust, (ii) the amendment or repeal of the Company’s bylaws, (iii) the removal of member of the Company’s board of trust managers, and (iv) termination of the Company’s status as a REIT. The shareholders do not have any cumulative voting rights in the election of trust managers.

Ownership, Transfer Limitations. and Reporting Requirements

For so long as the Company remains a REIT, and except as otherwise provided in the Company’s declaration of trust, no person (as defined in the declaration of trust) may own in excess of 8% of the Company’s outstanding shares. The declaration of trust contains various restrictions on the investors’ ability to transfer shares. These restrictions are to help ensure that the Company remains qualified as a REIT. For instance, an investor will not be able to transfer shares if, after giving effect to the transfer, the Company would have fewer than 100 shareholders. Additionally, an investor cannot transfer shares if, after giving effect to the transfer, the Company would fail to qualify as a REIT by reason of being closely held. To the extent that a purported transfer was to occur in violation of the declaration of trust, the shares that were the subject of the transfer will be automatically exchanged for an equal number of the Company’s excess shares. The excess shares generally are (i) not entitled to any dividends or distributions, (ii) not entitled to vote on matters, and (iii) subject to a right of repurchase by the Company. Additionally, should an investor own more than 5% of the Company’s outstanding shares of common stock, or any lesser percentage as determined by the trust managers, the investor will be required to provide to the Company certain information concerning the ownership of shares.

No Preemptive Rights

Investors do not have any preemptive rights or any other preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series.

NOTE 5. COMPANY INVESTMENTS

During the 1980’s Del Taco formed four limited partnerships which raised equity capital from approximately 3,000 investors to buy land and build Del Taco fast-food restaurants. Once these properties were built, they were leased to Del Taco under long-term net leases. The partnerships collectively owned 22 Del Taco fast-food restaurants. Del Taco was the general partner of these partnerships and the tenant under the long-term net leases.

The Company purchased an approximate 3% interest in each of these partnerships by way of tender offers directed to existing Del Taco limited partners. These limited partnership interests constituted the Company’s first investment at a total cost of $773,867. In 2015, the Del Taco partnerships sold their underlying properties and dissolved the partnerships as of December 31, 2015. The Company received $93,148 and $78,676 of dividend income from the partnerships in 2015 and 2014, respectively. In 2016, the Company received final distribution checks in the amount of $1,230,858 which resulted in a gain to the Company of $456,991 from the disposition of its interests in the four partnerships.

NOTE 6. PROPERTY AND EQUIPMENT, NET

During 2014, the Company purchased the Chase Bank Property of Antioch, CA for a total purchase price of $3,775,010. The Chase Bank Property is occupied by Chase Bank and a Great Clips hair salon franchise. The Company recognized $427,174 and $113,171 in 2015 and 2014, respectively, in rental income from Chase Bank and Great Clips in its statement of operations.

During 2015, the Company purchased eight properties as follows:

•	Three properties, located in the cities of Rancho Cordova, CA, San Jose, CA, and Roseville, CA were purchased in February, May and September 2015, respectively. Each of the properties is leased to an operator of Chevron service stations. The listed purchase prices on those properties were $2,600,000, $2,775,000 and $2,800,000, respectively. The Company has recognized $338,610 in rental income in its statement of operations with respect to these properties.

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•	The Company purchased property in Sacramento, CA, in August 2015 that is leased to Levin’s Auto Supply. The property had a purchase price of $3,750,000, and the Company recognized $95,981 in rental income in its accompanying of operations with respect to this property.

•	The Company purchased property located in Elk Grove, CA, in October 2015 that is leased to Island Pacific Supermarket. The property had a purchase price of $3,720,000, and the Company recognized $59,331.45 in rental income in its statement of operations with respect to this property.

•	The Company purchased property in Bakersfield, CA, in November 2015 that is leased to Dollar General. The property had a purchase price of $4,575,000, and the Company recognized $49,022 in rental income in its statement of operations with respect to this property.

•	The Company purchased property located in Lake Elsinore, CA, in December 2015 that is leased to Rite Aid. The property had a purchase price of $7,905,000, and the Company recognized $40,022 in rental income in its statement of operations with respect to this property.

•	The Company purchased property located in San Carlos, CA, in December 2015 that is leased to PMI Preclinical. The property had a purchase price of purchase price of $8,920,000, and the Company recognized $34,723 in rental income in its statement of operations with respect to this property.

The Company utilizes an opinion of an independent third party valuation firm with respect to the allocation of the purchase price of the properties as between building, land, improvements and/or existing lease on the properties and records the properties based on the allocation. The adjustments are reflected as Fair value adjustment and was ($40,686) which has been reflected in the accompanying Statement of Operations

Property and equipment, net consists of the following:

	December 31, 2015	December 31, 2014
Chase Great Clips - Antioch
Building	$2,248,141	$3,038,933
Land	653,705	759,733
Site Improvements	34,156	—
Tenant Improvements	243,834	—
Total Chase Great Clips - Antioch	3,179,836	3,798,666

Chevron - Rancho Cordova
Building	1,346,624	—
Land	931,086	—
Site Improvements	303,501	—
Total Chevron - Rancho Cordova	2,581,211	—
Chevron - San Jose
Building	710,472	—
Land	1,829,840	—
Site Improvements	212,807	—
Total Chevron - San Jose	2,753,119	—

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	December 31, 2015	December 31, 2014
Levin’s Auto Supply - Sacramento
Building	2,693,313	—
Land	602,821	—
Site Improvements	478,333	—
Total Levin’s Auto Supply - Sacramento	3,774,467	—

Chevron - Roseville
Building	1,821,975	—
Land	605,590	—
Site Improvements	387,378	—
Total Chevron - Roseville	2,814,943	—

Island Pacific - Elk Grove
Building	1,663,917	—
Land	961,664	—
Site Improvements	180,273	—
Tenant Improvements	356,579	—
Total Island Pacific - Elk Grove	3,162,433	—

Dollar General - Bakersfield
Building	1,739,689	—
Land	2,194,520	—
Site Improvements	173,291	—
Tenant Improvements	474,245	—
Total Dollar General - Bakersfield	4,581,745	—

Rite Aid - Lake Elsinore
Building	3,952,395	—
Land	2,055,519	—
Site Improvements	195,852	—
Tenant Improvements	478,937	—
Total Rite Aid - Lake Elsinore	6,682,703	—

PMI - San Carlos
Building	5,979,180	—
Land	2,950,992	—
Site Improvement	57,494	—
Total PMI - San Carlos	8,987,666	—

Total Property and equipment	38,518,123	3,798,666
Less: Accumulated Depreciation	(304,418)	(29,265)
	$38,213,705	$3,769,401

NOTE 7. CASH HELD IN ESCROW

At December 31, 2015, the Company closed on two loans (see below) in the amounts of $2,046,000 and $2,250,000 but the funds for those loans were held in escrow and distributed on January 4, 2016. In addition, the Company had $200,000 held in escrow as deposit on a property which the Company later chose not to purchase.

NOTE 8. LEASE INTANGIBLES

Properties are purchased subject to existing leases and thus a portion of the purchase price is allocated to the lease itself and amortized over the remaining life of the lease. The purchase price asset allocations are performed by an independent third party. The following is values/impairments associated with the leases. Total amortization with respect to the purchased lease values was $64,072 in 2015:

Leases with allocated values:
Chase Great Clips - Antioch	$618,829
Island Pacific - Elk Grove	570,519
Dollar General - Bakersfield	(56,890)
Rite Aid - Lake Elsinore	1,245,139
Total purchase price allocated to leases	2,377,597
Less: accumulated amortization	(64,072)
Lease intangibles, net	$2,313,525

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NOTE 9. OTHER ASSETS

Other assets is comprised of capitalized loan fees, trademark and website. The Company paid $57,519 and $55,594 in loan fees in 2015 and 2014 respectively. Loan fees are amortized over the remaining life of the loan and the balance of the Loan fees was $95,642 and $51,891, net, at December 31, 2015 and 2014, respectively. The value of the trademark asset was $3,984 for 2014 and remained the same in 2015. Additionally, the Company began utilizing the website in December, 2014 as its primary source of communicating with potential investors as well as its platform for investors to submit subscription agreements and/or payment for investments. The amortized balance of the Website development was $50,257 and $45,967 at December 31, 2015 and 2014, respectively. The current website will be completely replaced in 2016.

NOTE 10 LOAN

In 2014, the Company assumed an existing loan with RaboBank in the amount of $2,000,000 that has an annual interest rate of 4.37%. As of December, 31 2015 and December 31, 2014, the amount of principal outstanding was $6,254,505 and $1,991,881, respectively. This loan was entered into primarily in connection with the purchase of the Antioch, CA, property land and building. The term of the loan is four and a half years (4.5 years). As of December 31, 2015 and 2014, the accrued interest was $0 and $16,052, respectively.

In 2015, the Company executed two loan agreements with RaboBank in the amounts of $2,250,000 and $2,046,000. Both loans were closed and funded on December 31, 2015, and the Company received the proceeds on January 4, 2016. These loans were entered into in connection with the purchase of the Levin’s Auto Supply and Island Pacific Supermarket land and buildings, respectively. Both loans are five (5) year term loans and have a fixed interest rate equal to 3.74%.

NOTE 11. REVOLVING LINE OF CREDIT

In 2015, the Company obtained an unsecured line of credit from Pacific Mercantile Bank. The line of credit is personally guaranteed by Messrs. Wirta and Hofer. The maturity date of the line of credit is January 15, 2017. The line of credit was initially $3,000,000 at an interest rate equal to the higher of 5% or 1.5% over the Wall Street Journal Prime Rate as published in the Wall Street Journal, which indexed rate is the consensus prime rate on corporate loans posted by at least 75% of the USA’s thirty (30) largest banks known. In December 2015, the line of credit was increased to $12,000,000 and the interest rate was lowered to 1.0% over the index rate. At December 31, 2015, the balance on the line of credit was $8,044,432 with $3,955,568 available and unused. The line of credit was completely paid off in January 2016.

NOTE 12. STOCKHOLDERS’ EQUITY

As of December 31, 2015, the Company was authorized to issue 5,000,000 common shares, par value $0.01 per share, 5,000,000 excess shares, par value $0.01 per share.

On April 4, 2012, the Company issued 20,961 shares of its common stock, $0.01 par value, to its sponsor Strategic Shareholder Liquidity Fund Operator, LLC for $200,000 in cash. As of December 31, 2014, the Company issued 285,384 shares of its common stock, $0.01 par value to its investors. As of December 31, 2015, the Company issued 3,458,082 shares of its common stock, $0.01 par value to its investors.

In order to qualify as a REIT for federal income tax purposes, the Company must distribute at least 90% of its taxable income (excluding capital gains) to its shareholders. The Company intends, although is not legally obligated, to continue to make regular quarterly distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibits the Company from doing so. Distributions are authorized at the discretion of the Company’s board of trust managers, which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code. The Company distributed $1,116,238 to its shareholders in 2015 and $32,508 to its shareholders in 2014.

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NOTE 13. RELATED PARTY TRANSACTIONS

The Company’s advisor, Rich Uncles LLC, is substantially owned by Ray Wirta and Harold Hofer. Mr. Wirta serves as Chairman of the board of trustees for the Company and Mr. Hofer serves as CEO for the Company. Each owns a small percentage of the Company at December 31, 2015.

The related party payables were $753,888 and $377,891 at December 31, 2015 and 2014, respectively. The payables are for fees (see below) and/or reimbursement of Organization and Offering Expenses owed to the Company’s advisor. As of March 31, 2016 total Organization and Offering Expenses reimbursed to the company’s advisor was $1,958,889.62

Compensation, Expense Reimbursement, and Advisor Participation Interest

The Company’s advisor and its affiliates receive compensation and reimbursement for services relating to the offering of the Company’s shares of common stock, management of the Company, and management and operation of the Company’s properties.

Reimbursement of Organization and Offering Expenses

The Company reimburses its advisor for actual organizational and offering expenses up to 3.0% of gross offering proceeds.

Acquisition Fees

For each acquisition, the Company pays its advisor the greater of $25,000 or 2.0% of the cost of the investment, not to exceed 6.0% when combined with all other broker fees related to such acquisition, during 2015 and 2014, the Company paid its advisors and the advisor’s affiliates $175,625 and $0, respectively, in acquisition fees.

Asset Management Fee

The Company pays its advisor 0.6% of the Company’s average invested assets. For purposes of this fee, “average invested assets” means, for any period, the average of the aggregate book value of the Company’s assets invested, directly or indirectly, in properties, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. During 2015 and 2014, the Company accrued $83,969 and $6,170, respectively, in asset management fees payable to the advisor and the advisor’s affiliates.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if the Company’s advisor provides services in connection with the post-acquisition financing or refinancing of any debt that the Company or one of its properties obtains, the Company will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing. During 2015, the Company paid its advisors and the advisor’s affiliates $42,960 of financing coordination fees. The Company did not pay any financing coordination fees in 2014.

Property Management Fees

If the Company’s advisor provides property management services for the Company’s properties, the Company will pay the advisor fees equal to 1.5% of gross revenues from the properties managed. The Company also will reimburse the property manager for property-level expenses that the advisor pays or incurs on the Company’s behalf, including salaries, bonuses and benefits of property management personnel employed by the advisor, except for the salaries, bonuses and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of the advisor. The advisor may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. During 2015, the Company paid $5,486 of property management fees to the advisor in the advisor’s affiliates. No property management fees were paid in 2014.

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Leasing Commissions

If the Company’s advisor provides a substantial amount of the services in connection with the leasing of a Company property or properties to unaffiliated third parties, the Company will pay the advisor leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission. To the extent that unaffiliated real estate brokers assist in such leasing efforts, any compensation paid by the Company to such brokers will correspondingly reduce the fees due to its advisor. No leasing commissions were paid in 2015 or 2014.

Operating Expenses

Unless its trust managers make a finding, based on non-recurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, the Company will reimburse its advisor’s costs of providing administrative services to the Company, subject to the limitation that the Company will not reimburse its advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter (for the 12 months then ended) the trust managers must within 60 days after the end of such quarter inform the shareholders of the factors the trust managers considered in arriving at the conclusion that such higher operating expenses were justified. If the trust managers do not determine the higher expenses were justified for the period, they must cause the advisor to reimburse the Company to the extent these limitations were exceeded.

Additionally, the Company will not reimburse its advisor for personnel costs in connection with services for which the advisor receives acquisition fees or disposition fees. No such reimbursements were made in 2015 nor 2014.

Disposition Fees

In connection with the sale of properties, the Company will pay its advisor one-half of the total brokerage commission paid; provided, however, that in no event may the disposition fee paid to its advisor exceed 3% of the contract sales price. No such disposition fees were paid in 2015 or 2014.

Subordinated Participation Fee

The Company will pay its advisor 15% of the proportionate share of net sales proceeds after return to investors (from all sources including operating cash flow) of gross offering proceeds plus a 6.0% cumulative, non-compounded return on gross offering proceeds. No such subordinated participation fee was paid in 2015 nor 2014.

NOTE 14. COMMITMENTS

The following table summarizes the annual payments due under mortgage loans for the next five years:

	Antioch	Levins	Island Pacific
Monthly Payment	$9,980	$10,477	$9,527

Payments for following years
2015	$119,758	$—	$—
2016	$119,758	$125,721	$114,322
2017	$119,758	$125,721	$114,322
2018	$119,758	$125,721	$114,322
2019	$1,882,597	$125,721	$114,322
Loan due date:	2/5/2019	1/5/2021	1/5/2021

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NOTE 15. DISCONTINUED OPERATIONS – INTERESTS IN LIMITED PARTNERSHIP

In 2014, the Company was notified by the General Partner of the four Del Taco limited partnerships of plans to dissolve the partnerships upon disposal of the underlying properties held by the Del Taco limited partnerships. For accounting purposes, the Company the operations are reflected as discontinued operations.

The Del Taco partnerships were in fact dissolved at the end of 2015 whereupon final liquidating distributions were made and final Form 1065 K-1s were issued. The partnerships had a carrying value of $773,867. In January 2016, the Company received final distributions in the total amount of $1,252,051 with respect to the liquidation of the partnership resulting in a gain to the Company of $456,991.

Prior to dissolving, the Del Taco limited partnerships made periodic distributions of which the Company’s share was $93,148 and $78,676 in 2015 and 2014, respectively. $21,193 of the 2015 distribution was received in January 2016.

No further payments have been received nor are expected from the Del Taco partnerships and the Company no longer has an interest in them.

NOTE 16. SUBSEQUENT EVENTS

The Company acquired three properties between December 31, 2015 and the issuance of these financial statements:

•	The Company purchased a property in Sacramento, CA, in March 2016 that is leased to EcoThrift. The property had a purchase price of $4,750,000.

•	The Company purchased a property in Vacaville, CA, in April 2016 that is leased to the Mine Safety and Health Administration. The property had a purchase price of $3,175,000.

•	The Company purchased a property in San Antonio, TX in April 2016 that is leased to PreK San Antonio. The property had a purchase price of $10,850,000. This is the Company’s first property outside of California. By terms of the prospectus relating to sales of the Company’s common stock, the Company is allowed to acquire up to a maximum of 20% of the Company’s assets outside of California.

•	The Company purchased a property in Morrow, GA in April 2016 through a single member, special purpose entity owned by the Company. This property is leased to, and operated as, Dollar Tree. The property had a purchase price of $1,455,000. This is the Company’s second property outside of California. By terms of the prospectus relating to sales of the Company’s common stock, the Company is allowed to acquire up to a maximum of 20% of the Company’s assets outside of California.

The Company also obtained two additional loans in the amounts of $2,517,000 and $4,460,000 with respect to the Dollar General – Bakersfield and PMI Preclinical – San Carlos properties. Both are five year term loans with a fixed rate of interest equal to 3.38% per annum.

In January 2016, the Company’s line of credit with Pacifica Mercantile Bank was paid down to $0 and remained $0 as of the issuance of these financial statements.

In April 2016, the Company obtained shareholder consent to increase the number of its authorized shares of common stock to 10,000,000. Consequently, the size of the Company’s share offering has been increased to a maximum of 10,000,000 shares of common stock at a purchase price of $10.00 per share with a maximum aggregate offering size of $100,000,000.

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Rich Uncles Real Estate Investment Trust I

Unaudited Financial Statements for the Nine Months Ended September 30, 2016

September 30, 2016

ASSETS

Real estate investments
Land	22,983,801
Building and improvements	59,045,951
Tenant origination and absorption costs	7,906,847
Accumulated depreciation and amortization	(1,875,104)
Total real estate investments, cost	88,061,495
Cash and cash equivalents	15,614,573
Above market lease, net	(3,803,943)
Restricted cash (funds in escrow)	1,000,000
Accounts Receivable	12,101
Due From Wells Fargo Bank NA	8,500
Prepaid Expense	2,451
Other Assets:Trademark Asset	3,984
Other Assets:Website Development	251,286
Other Assets:Accum Amort - Website	(251,286)
Other Assets	1,027,037
TOTAL ASSETS	100,899,162

LIABILITIES & EQUITY
Mortgage note payable, net	21,123,487
Accounts payable	2,064,116
Due to affiliates	153,741
TOTAL LIABILITIES	23,341,343

Common Stock $.01 par value	84,215
Additional Paid In Capital	84,131,172
Shareholder's Distributions	(3,176,034)
Treasury Stock	(2,011,269)
Accumulated deficit	(1,470,266)
TOTAL EQUITY	77,557,818
TOTAL LIABILITIES & EQUITY	100,899,162

The accompanying notes are an integral part of these financial statements.

	Three months ended	Nine months ended
	September 30, 2016	September 30, 2016
Revenue
Rental income	$1,566,313	$3,556,167
Total revenues	1,566,313	3,556,167

Expense
Property operating expenses	68,361	47,637
Fees to affiliates	445,999	1,182,598
General and Administrative	116,045	760,119
Acquisition related expenses	73,911	148,582
Depreciation and Amortization	755,951	1,551,354
Interest expense	376,539	618,626
Total Expense	1,836,806	4,308,917

Interest Income	70	121
Gain on sale of real properties	-	159,458

Net income (loss)	$(270,422)	$(593,170)

Weighted average number of shares	7,995,690	6,108,047
Earnings per share	(0.03)	(0.10)

The accompanying notes are an integral part of these financial statements.

Rich Uncles Real Estate Investment Trust I

Statements of Change in Stockholders' Equity

For the nine months ended September 30, 2016

UNAUDITED

	Common Stock		Additional Paid-	Treasury Common	Shareholder	Accumulated
	Shares	Amount	in Capital	Stock	Distributions	Deficit	Total
Equity, December 31, 2015	3,447,417	$34,582	$34,721,362	$(232,106)	$(1,214,135)	$(877,096)	$32,432,607
Common stock issued	4,945,944	49,633	49,409,810			-	49,459,443
Distributions declared	-	-	-		(1,961,899)		(1,961,899)
Shares repurchased	(177,916)			(1,779,163)		-	(1,779,163)
Net loss	-	-	-			(593,170)	(593,170)
Equity, September 30, 2016	8,215,445	$84,215	$84,131,172	$(2,011,269)	$(3,176,034)	$(1,470,266)	$77,557,818

The accompanying notes are an integral part of these financial statements.

	Three months ended	Nine months ended
	September 30, 2016	September 30, 2016
OPERATING ACTIVITIES
Net Income	$(270,422)	$(593,170)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation and amortization	755,951	1,551,353
Amortization of deferred financing fees	36,876	131,276
Amortization of above-market leases	7,312	60,422
Changes in operating assets and liabilities:	-
Accounts receivable	(74,380)	(116,718)
Accounts payable and accrued expenses	23,465	16,838
Net cash provided by Operating Activities	478,802	1,050,000

INVESTING ACTIVITIES
Purchase of buildings and land	(20,140,999)	(45,341,539)
Lease incentives	1,493,721	1,533,176
Discontinued operations	-	1,252,052
Escrow deposits	2,700,000	3,638,128
Tenant deposits	-	60,049
Net cash provided by Investing Activities	(15,947,278)	(38,858,134)

FINANCING ACTIVITIES
Due to affiliates	(466,800)	(600,147)
Loans payable	1,844,822	7,511,866.33
Loan fees	(170,579)	(768,471.00)
Proceeds from offering	9,373,931	49,459,443.00
Share repurchase	(620,526)	(1,779,163.00)
Cummulative distribution	(1,139,028)	(2,503,690.65)
Net cash provided by Financing Activities	8,821,820	51,319,838
Net cash increase for period	(6,646,656)	13,511,704
Cash at beginning of period	22,261,229	2,102,868
Cash at end of period	$15,614,573	$15,614,573

The accompanying notes are an integral part of these financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

NOTE 1. BUSINESS AND ORGANIZATION

Rich Uncles Real Estate Investment Trust I (formerly named Nexregen Real Estate Investment Trust I) (the "Company"), was formed on February 16, 2012. The Company is a California real estate investment trust (REIT) that is treated as an unincorporated association under the laws of the State of California. In May 2016, the Company was issued a permit by the California Department of Business Oversight to increase the number of its authorized shares of common stock to 10,000,000. Consequently, the size of the Company’s share offering has been increased to a maximum of 10,000,000 shares of common stock at a purchase price of $10.00 per share with a maximum aggregate offering size of $100,000,000.

Since April, 2012 the Company had been engaged in an offering of its shares of common stock for sale to investors on a "best efforts" basis. The Company offered its shares for purchase by California residents who meet the investor suitability standards described below under “Investor Suitability Standards” and who agreed to purchase a minimum of 50 shares of the Company’s common stock, $0.01 par value per share. At the start of 2015, the Company was authorized to issue a maximum of 2,500,000 shares, at a purchase price of $10.00 per Share with maximum aggregate offering size of $25,000,000. However, in November 2015, the maximum was increased to 5,000,000 shares of common stock at a purchase price of $10.00 per Share with maximum aggregate offering of $50,000,000. In May 2016, The Company increased its offering to a maximum aggregate of 10,000,000 shares of common stock at a purchase price of $10.00 per Share with a maximum aggregate offering of $100,000,000. There was no minimum aggregate size for the Company’s offering. The Company accepted subscriptions for and invested the proceeds as described in its prospectus. Because the Company only offered and sold its shares to California residents, the Company has relied upon the intra-state offering exemption set forth in Section 3(a)(11) of the Securities Act to exempt the offer and sale of its shares from the requirement that the offer and sale be registered with the Securities and Exchange Commission.

The Company made the shares available for purchase on its web site in order to take advantage of modern technology and to reduce the cost of selling the shares. The Company was not selling the shares through commission-based financial planners or broker-dealers.

The Company is not registered as an investment company under the Investment Company Act of 1940, as amended.

Investor Suitability Standards

An investor could generally buy the Company's shares if the investor had either: (i) a net worth of at least $250,000; or (ii) annual gross income of at least $75,000 and a net worth of at least $75,000. In addition, an investor’s investment in the Company must not exceed 10% of the investor's net worth.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Voting Rights

The shareholders are entitled to one vote for each share of common stock that they hold. The shareholders are entitled to vote on certain matters, including, but not limited to, the following: (i) the amendment or modification of the Company’s declaration of trust, (ii) the amendment or repeal of the Company’s bylaws, (iii) the removal of member of the Company’s board of trust managers, and (iv) termination of the Company’s status as a REIT. The shareholders do not have any cumulative voting rights in the election of trust managers. The Advisor Agreement is reviewed annually and approved by a majority of the Company’s board of directors.

Ownership, Transfer Limitations. and Reporting Requirements

For so long as the Company remains a REIT, and except as otherwise provided in the Company’s declaration of trust, no person (as defined in the declaration of trust) may own in excess of 8% of the Company’s outstanding shares. The declaration of trust contains various restrictions on the investors' ability to transfer shares. These restrictions are to help ensure that the Company remains qualified as a REIT. For instance, an investor will not be able to transfer shares if, after giving effect to the transfer, the Company would have fewer than 100 shareholders. Additionally, an investor cannot transfer shares if, after giving effect to the transfer, the Company would fail to qualify as a REIT by reason of being closely held. To the extent that a purported transfer was to occur in violation of the declaration of trust, the shares that were the subject of the transfer will be automatically exchanged for an equal number of the Company’s excess shares. The excess shares generally are (i) not entitled to any dividends or distributions, (ii) not entitled to vote on matters, and (iii) subject to a right of repurchase by the Company. Additionally, should an investor own more than 5% of the Company’s outstanding shares of common stock, or any lesser percentage as determined by the trust managers, the investor will be required to provide to the Company certain information concerning the ownership of shares.

No Preemptive Rights

Investors do not have any preemptive rights or any other preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series.

As of September 30, 2016, the Company’s authorized capital consisted of 10,000,000 common shares, $0.01 par value per share. The Company sells its common shares to California residents only at a purchase price of $10.00 per share. The Company sold its shares directly to investors and not through registered broker-dealers and investment advisors who are paid commissions and fees. The minimum investment in shares was $500. The Company was formed to primarily invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties located in California, which are leased to creditworthy tenants under long-term net leases. The Company's goal is to generate current income for investors and the potential for growth via long-term capital appreciation in the value of its properties.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

The Company qualified as a real estate investment trust for federal income tax purposes, beginning with the year ended December 31, 2014, and is externally managed by its advisor Rich Uncles LLC (fka Nexregen, LLC). Rich Uncles LLC is a Delaware limited liability company registered to do business in California. Its members include Harold Hofer, Howard Makler and Ray Wirta.

The Company ceased it’s offering on July 20th, 2016 and currently has 8,225,379 shares outstanding at September 30, 2016.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for the interim period presented. Operating results for the three and nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ended December 31, 2016.

The consolidated financial statements include the accounts of the Company and directly wholly owned subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements and the accompanying notes thereto in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Cash and cash equivalents are stated at cost, which approximates fair value. The Company’s cash and cash equivalents balance may exceed federally insurable limits. The Company intends to mitigate this risk by depositing funds with major financial institutions; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets

Cash and cash equivalents include cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less. The Company had cash of $15,614,573 and did not have cash equivalents as of September 30, 2016. The Company’s deposits exceeded federally insured amounts by $14,864,573 as of September 30, 2016.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Real Estate

Real Estate Acquisition Valuation

The Company records the acquisition of income-producing real estate with one or more leases in place at time of acquisition or which otherwise meets the definition of a business as a business combination. If the acquisition does not meet the definition of a business, the Company records the acquisition as an asset acquisition. Under both methods, all assets acquired and liabilities assumed are measured at their acquisition-date fair values. Transaction costs that are related to a business combination are charged to expense as incurred. Transaction costs that are related to an asset acquisition are capitalized as incurred.

The Company assesses the acquisition date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers, generally utilizing a discounted cash flow analysis that applies appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable term of above-market in-place leases and for the initial term plus any extended term for any leases with below-market renewal options. The Company amortizes any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining noncancelable terms of the respective lease, including any below-market renewal periods.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease up periods.

The Company amortizes the value of tenant origination and absorption costs to depreciation and amortization expense over the remaining noncancelable term of the respective lease.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions would result in an incorrect valuation of the Company’s acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of the Company’s net income (loss).

Depreciation and Amortization

Real estate costs related to the acquisition and improvement of properties are capitalized and amortized over the expected useful life of the asset on a straight-line basis. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset and are expensed as incurred. Significant replacements and betterments are capitalized. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

•	Buildings	39 years
•	Site improvements	Shorter of 15 years or remaining contractual lease term
•	Tenant improvements	Shorter of 15 years or remaining contractual lease term
•	Tenant origination and absorption costs	Remaining contractual lease term with consideration as to below-market extension options for below-market leases

Impairment of Real Estate and Related Intangible Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows expected from the use of and eventual disposition of the property. If, based on the analysis, the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment charge to the extent the carrying value exceeds the estimated fair value of the asset. As of September 30, 2016, the Company did not record any impairment charges related to its real estate assets or intangible assets.

Revenue Recognition

The Company recognizes rental income from tenants under operating leases on a straight-line basis over the noncancelable term of the lease when collectibility of such amounts is reasonable assured. Recognition of rental income on a straight-line basis includes the effects of rental abatements, lease incentives and fixed and determinable increases in lease payments over the lease term. If the lease provides for tenant improvements, we determine whether the tenant improvements, for accounting purposes, are owned by the tenant or by us. When we are the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that the tenant can take in the form of cash or a credit against its rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;
•	whether the amount of a tenant improvement allowance is in excess of market rates;
•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;
•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and
•	whether the tenant improvements are expected to have any residual value at the end of the lease.

The Company evaluates the collectibility of rents and other receivables on a regular basis based on factors including, among others, payment history, the operations, the asset type and current economic conditions. If the Company’s evaluation of these factors indicates it may not recover the full value of the receivable, it provides a reserve against the portion of the receivable that it estimates may not be recovered. This analysis requires the Company to determine whether there are factors indicating a receivable may not be fully collectible and to estimate the amount of the receivable that may not be collected.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Deferred Financing Costs

Deferred financing costs represent commitment fees, loan fees, legal fees and other third-party costs associated with obtaining financing and are presented on the balance sheet as a direct deduction from the carrying value of the associated debt liability. These costs are amortized to interest expense over the terms of the respective financing agreements using the interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close. Unamortized deferred financing costs related to revolving credit facilities are reclassified to presentation as an asset in periods where there are no outstanding borrowings under the facility.

Unconsolidated Investments

The Company accounts for investments that do not have a readily determinable fair value and over which the Company does not have the ability to exercise significant influence and has virtually no influence over operating and financial policies using the cost method of accounting.  Under the cost method of accounting, dividends from the investments are recognized as dividend income when received to the extent they represent net accumulated earnings of the investee since the initial recognition of the investment. Dividends received in excess of net accumulated earnings are recognized as a reduction in the carrying amount of the investment as such dividends represent a return of investment. Cost method investments are evaluated on a quarterly basis to determine whether there are declines in fair value of the cost method investment which are determined to be other-than-temporary. Other-than-temporary declines in fair value are recognized as impairment charges through earnings.

The Company accounts for investments in entities over which it has the ability to exercise significant influence under the equity method of accounting. Under the equity method of accounting, an investment is initially recognized at cost and is subsequently adjusted to reflect the Company’s share of earnings or losses of the investee. The investment is also increased for additional amounts invested and decreased for any distributions received from the investee. Equity method investments are reviewed for impairment whenever events or circumstances indicate that the carrying amount of the investment might not be recoverable. If an equity method investment is determined to be other-than-temporarily impaired, the investment is reduced to fair value and an impairment charge is recorded through earnings.

Fair Value of Financial Instruments

Under GAAP, the Company is required to measure certain financial statements at fair value on a recurring basis. In addition, the Company is required to measure other non-financial and financial assets at fair value on a non-recurring basis (e.g., carrying value of impaired long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

When available, the Company utilizes quoted market prices from independent third-party sources to determine fair value and classifies such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal or external valuations, discounted cash flow analysis and quoted market prices) and establishes a fair value by assigning weights to the various valuation sources. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

The Company considers the following factors to be indicators of an inactive market: (i) there are few recent transactions, (ii) price quotations are not based on current information, (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets), (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability, (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability, (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread, (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities, and (viii) little information is released publicly (for example, a principal-to-principal market).

The Company considers the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions, (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant, (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced), and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Distributions

The Company intends to elect to be treated as a REIT beginning with the taxable year ending December 31, 2016. In order to qualify as a REIT for federal income tax purposes, the Company must distribute at least 90% of its taxable income (excluding capital gains) to its shareholders and meet certain other requirements. The Company intends, although is not legally obligated, to continue to make regular quarterly distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibits the Company from doing so. Distributions are authorized at the discretion of the Company’s board of directors, which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code.

Declaration of Distributions

The Company intends to make quarterly distributions payable on the 20th day of the month following theclose of a quarter. Should the 10 th day fall on a weekend, dividends will be paid on the first business day thereafter.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan (“DRP”) through which common stockholders may elect to reinvest any amount up to the distributions declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash distributions. Participants in the dividend reinvestment plan will acquire common stock at a price per share equal to the price to acquire a share of common stock in the Primary Offering. The initial price per share in the Offering, and as of the date of these financial statements, is $10.00 per share. The price may be adjusted during the course of the Offering on an annual basis to equal the estimated Net Asset Value (“NAV”) per share commencing January 1, 2017.

Redeemable Common Stock

The Company has adopted a share repurchase program (“SRP”) that enables stockholders to sell their stock to the Company in limited circumstances. The share repurchase price at any given time will equal the most recently published NAV (and if none, then $10.00 per share).

Stockholders who wish to avail themselves of the SRP must notify the Company by fifteen days before the end of the quarter for their shares to be repurchased on or around the fifteenth day of the following quarter. The share repurchase program provides that share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) indebtedness, including a line of credit and traditional mortgage financing, and (d) asset sales.

Shares will be repurchased if, in the opinion of the Advisor, there are sufficient reserves with which to repurchase shares and at the same time maintain the then-current plan of operation. The board may amend, suspend or terminate the share repurchase program upon 30 days’ notice to stockholders, provided that the Company may increase the funding available for the repurchase of shares pursuant to the share repurchase program upon ten business days’ notice to the stockholders.

To the extent the board of directors determines that there is sufficient available cash for redemption, the shares will be repurchased subject to the limit that, during any 12-month period, redemptions will not exceed 5% of the weighted-average number of shares outstanding during the prior 12 months.

As of September 30, 2016, 85,791 shares had been requested to be repurchased with respect to the quarter ended September 30, 2016.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Income Taxes

The Company avoids the double taxation treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its shareholders, provided certain income tax requirements are satisfied. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. Even if the Company qualifies as a REIT for federal income tax purposes, it may still be subject to state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

The Company must pass these four tests annually in order to retain its special tax status as a REIT:

l.	The Company must distribute at least 90% of its annual taxable income, excluding capital gains, as dividends to its shareholders.
2.	The Company must have at least 75%of its assets invested in real estate, mortgage loans, shares in other REITs, cash, or government securities.
3.	The Company must derive (a) at least 75% of its gross income from rents, mortgage interest, and gains from the sale of real property, and (b) at least 95% of its gross income from rents, mortgage interest, gains from the sale of real property, dividends, interest and gains from securities sales.
4.	The Company must have at least 100 shareholders and must have less than 50 percent of its outstanding shares concentrated in the hands of five or fewer shareholders.

Segment Disclosures

The Company has invested in single-tenant income-producing corporate properties. The Company’s real estate properties exhibit similar long-term financial performance and have similar economic characteristics to each other. As of September 30, 2016, the Company aggregated its investments in real estate into one reportable segment.

Per Share Data

Basic earnings per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share of common stock equals basic earnings per share of common stock as there were no potentially dilutive securities outstanding during the three and nine months ended September 30, 2016.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Unaudited Data

Any references to the number of buildings, square footage, number of leases, occupancy, and any amounts derived from these values in the notes to the consolidated financial statements are presented on an unaudited basis.

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30) (“ASU 2015-03”). The amendments in ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Given the absence of authoritative guidance within ASU No. 2015-03 for debt issuance costs related to line-of-credit arrangements, in August 2015, the FASB issued ASU No. 2015-15,  Interest - Imputation of Interest (Subtopic 835-30), Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements  (“ASU 2015-15”), which clarifies ASU 2015-03 by stating that the staff of the SEC would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. ASU 2015-03 is effective for public business entities for fiscal years beginning after December 15, 2015 and is to be applied retrospectively. On January 1, 2016, the Company adopted ASU 2015-03 and it did not have a material impact on the Company’s consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02,  Consolidation (Topic 810): Amendments to the Consolidation Analysis  (“ASU 2015-02”), which amended the existing accounting standards for consolidation under both the variable interest model and the voting model. ASU No. 2015-02 modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities, eliminates the presumption that a general partner should consolidate a limited partnership and affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. ASU No. 2015-02 is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. A reporting entity may apply the amendments in ASU No. 2015-02 using: (a) a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption; or (b) by applying the amendments retrospectively. On January 1, 2016, the Company adopted ASU 2015-02 and it did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09,  Revenue from Contracts with Customers (Topic 606)  (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services.  ASU 2014-09 supersedes the revenue requirements in  Revenue Recognition (Topic 605)  and most industry-specific guidance throughout the Industry Topics of the Codification.  ASU 2014-09 does not apply to lease contracts within the scope of  Leases (Topic 840).  ASU 2014-09 was to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted.  In August 2015, the FASB issued ASU 2015-14,  Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date  (“ASU 2015-14”), which defers the effective date of ASU 2014-09 by one year. Early adoption is permitted but not before the original effective date. The Company is still evaluating the impact of adopting ASU 2014-09 on its consolidated financial statements.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

In August 2014, the FASB issued ASU No. 2014-15,  Presentation of Financial Statements (Subtopic 205-40),  Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern  (“ASU 2014-15”). The amendments in ASU 2014-15 require management to evaluate, for each annual and interim reporting period, whether there are conditions or events, considered in the aggregate, that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or are available to be issued when applicable) and, if so, provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect the adoption of ASU 2014-15 to have a significant impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02,  Leases (Topic 842)  (“ASU 2016-02”). The amendments in ASU 2016-02 change the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption of ASU 2016-02 as of its issuance is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The Company is currently evaluating the impact of adopting the new leases standard on its consolidated financial statements.

NOTE 3. REAL ESTATE

As of September 30, 2016, the Company’s real estate portfolio consisted of seventeen properties in three states consisting of retail and office properties. The following table provides summary information regarding the Company’s real estate as of September 30, 2016:

Property	Location	Acquisition Date	Property Type	Land, building and improvements	Tenant origination and absorption costs	Accumulated depreciation and amortization	Total real estate investments, net
Chase Bank & Great Clips	Antioch, CA	8/22/2014	Retail	$3,179,836	$672,389	$(290,040)	$3,562,185
Chevron Gas Station	Rancho Cordova, CA	2/6/2015	Retail	2,581,211	-	(105,428)	2,475,783
Chevron Gas Station	San Jose, CA	5/29/2016	Retail	2,753,119	-	(54,310)	2,698,809
Levins	Sacramento, CA	8/19/2015	Industrial	3,774,467	-	(144,957)	3,629,510
Chevron Gas Station (70.14%)	Roseville, CA	9/30/2015	Retail	1,974,401	-	(87,229)	1,887,172
Island Pacific Supermarket	Elk Grove, CA	10/1/2016	Retail	3,162,433	570,519	(177,290)	3,555,662
Dollar General	Bakersfield, CA	11/11/2015	Retail	4,581,745	681,462	(110,369)	5,152,838
Rite Aid	Lake Elsinore, CA	12/7/2015	Retail	6,682,703	971,082	(166,811)	7,486,974
PMI Preclinical	San Carlos, CA	12/9/2015	R&D/Medical	8,952,943	-	(125,219)	8,827,724
EcoThrift	Sacramento, CA	3/17/2016	Retail	4,594,592	554,720	(81,499)	5,067,813
GSA (MSHA)	Vacaville, CA	4/5/2016	Government	3,079,954	469,093	(63,452)	3,485,595
PreK San Antonio	San Antonio, TX	4/8/2016	Educational	12,007,014	1,614,354	(226,513)	13,394,855
Dollar Tree	Morrow, GA	4/22/2016	Retail	1,275,644	211,400	(31,773)	1,455,271
Dinan Cars	Morgan Hill, CA	6/16/2016	R&D/Flex	4,651,846	654,154	(71,724)	5,234,276
Amec Foster	San Diego, CA	7/21/2016	R&D/Office	6,818,269	631,731	(56,202)	7,393,798
Solar Turbines	San Diego, CA	7/21/2016	Office	5,781,372	468,628	(44,469)	6,205,531
ITW - Ripley	El Dorado, CA	8/18/2016	Hi-Tech/Office	6,178,204	407,317	(37,821)	6,547,700
				$82,029,753	$7,906,849	$(1,875,107)	$88,061,495

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Current Period Acquisitions

During the nine months ended September 30, 2016, the Company acquired the following properties:

Property	Location	Acquisition Date	Land	Buildings and Improvements	Above/below market lease	Tenant origination and absorption costs	Total
EcoThrift	Sacramento, CA	3/17/2016	$1,633,102	$2,961,490	$(285,406)	$554,720	$4,863,906
GSA (MSHA)	Vacaville, CA	4/5/2016	294,185	2,785,769	(287,506)	469,093	-
PreK	San Antonio, TX	4/8/2016	516,160	11,490,854	(2,629,034)	1,614,354	10,992,334
Dollar Tree	Morrow, GA	4/22/2016	261,627	1,014,017	-	211,400	1,487,044
Dinan	Morgan Hill, CA	6/21/2016	724,994	3,926,852	-	654,154	5,306,000
Amec Foster	San Diego, CA	7/21/2016	3,701,494	3,116,775	-	631,731	7,450,000
Solar Turbines	San Diego, CA	7/21/2016	2,817,663	2,963,709	-	468,628	6,250,000
ITW - Ripley	El Dorado, CA	8/18/2016	429,668	5,748,536	(144,521)	407,317	6,441,000
			$10,378,893	$34,008,002	$(3,346,467)	$5,011,397	$42,790,284

The intangible assets acquired in connection with these acquisitions have a weighted average amortization period as of the date of the acquisition of approximately five years. The purchase price accounting reflected in the accompanying financial statements is preliminary and is based upon estimates and assumptions that are subject to change within the measurement period (up to one year from the acquisition date pursuant to ASC 805) that may impact the fair value of the assets and liabilities above (including real estate investments, other assets and accrued liabilities).

The Company recorded both acquisitions as business combinations and expensed $202,731 and $277,402 of acquisitions costs related to the acquisition of these properties for the three and nine months ended September 30, 2016, respectively. During the three and nine months ended September 30, 2016, the Company recognized $1,659,927 and $3,715,625 of total revenues, respectively.

Operating Leases

The Company’s real estate properties are leased to tenants under triple-net leases for which terms and expirations vary. The Company monitors the credit of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies or lease guarantors) that are rated by national recognized rating agencies; (2) reviewing financial statements and related metrics and information that are publicly available or that are required to be provided pursuant to the lease; (3) monitoring new reports and press releases regarding the tenants (or their parent companies or lease guarantors), and their underlying business and industry; and (4) monitoring the timeliness of rent collections.

The future minimum contractual rent payments are shown in the table below.

Total
October 1, 2016 through December 31, 2016	$1,522,084
2017	6,177,684
2018	6,348,883
2019	6,438,885
2020	6,605,358
2021	6,768,135
$33,861,029

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Intangibles

As of September 30, 2016, the Company’s intangibles were as follows:

Above-market lease	$(3,864,365)
Above-market lease - accumulated amortization	60,422
Above-market lease, net	(3,803,942)

Tenant origination and absorption costs	7,850,571
Tenant origination and absorption costs - accumulated amortization	(430,855)
Tenant origination and absorption costs, net	7,419,716
Total intangibles	$3,612,774

The intangible assets are amortized over the respective lease terms, which was approximately five years as of September 30, 2016. Amortization of intangible assets over the next five years is expected to be as follows:

	Above-market lease	Tenant origination and absorption costs
Remaining 2016 amortization	$(70,073)	$203,141
2017 amortization	(280,291)	812,564
2018 amortization	(280,291)	812,564
2019 amortization	(280,291)	812,564
2020 amortization	(280,291)	812,564
2021 amortization	(280,291)	754,961
	$(1,471,527)	$4,208,359

Decreases in net income (loss) as a result of amortization of the Company’s tenant origination and absorption costs for the three and nine months ended September 30, 2016 were $211,723 and $411,522, respectively. Increases in net income (loss) as a result of amortization of the Company’s above-market lease for the three and nine months ended September 30, 2016 were $7,312 and $50,121, respectively.

NOTE 4. DEBT

As of September 30, 2016, the Company’s mortgage notes payable consisted of the following:

	Principal Amount	Deferred Financing Costs	Net Balance	Contractual Interest Rate	Loan Maturity
Chase Bank & Great Clips	$1,933,540	$(29,927)	$1,903,613	4.37%	2/5/2019
Levins	2,222,918	(51,388)	2,171,530	3.74%	1/5/2021
Island Pacific Supermarket	2,021,373	(48,404)	1,972,969	3.74%	1/5/2021
Dollar General	2,492,620	(80,594)	2,412,025	3.38%	3/5/2021
Rite Aid (Walgreens)	3,927,559	(117,238)	3,810,321	3.25%	5/5/2021
PMI Preclinical	4,416,799	(123,135)	4,293,664	3.38%	5/5/2021
EcoThrift	2,840,475	(92,651)	2,747,824	2.96%	7/5/2021
GSA (MSHA)	1,928,421	(54,145)	19,374,276	3.00%	8/5/2021
	$21,783,704	$(597,482)	$21,186,222

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Unsecured Credit Facility

In 2015, the Company obtained an unsecured line of credit from Pacific Mercantile Bank. The line of credit is personally guaranteed by Messrs. Wirta and Hofer. The maturity date of the line of credit is January 15, 2017. The line of credit was initially $3,000,000 at an interest rate equal to the higher of 5% or 1.5% over the Wall Street Journal Prime Rate as published in the Wall Street Journal, which indexed rate is the consensus prime rate on corporate loans posted by at least 75% of the USA’s thirty (30) largest banks known. In December 2015, the line of credit was increased to $12,000,000 and the interest rate was lowered to 1.0% over the index rate. While there was a balance on the line of credit of $8,044,432 at December 31, 2015, the line of credit was completely paid off in January 2016 and no amounts were drawn on the line after January 2016. The Company canceled its line of credit with Pacific Mercantile Bank in June 2016.

NOTE 5. FAIR VALUE DISCLOSURES

The fair value for certain financial instruments is derived using valuation techniques that involve significant management judgment. The price transparency of financial instruments is a key determinant of the degree of judgment involved in determining the fair value of the Company’s financial instruments. Financial instruments for which actively quoted prices or pricing parameters are available and for which markets contain orderly transactions will generally have a higher degree of price transparency than financial instruments for which markets are inactive or consist of non-orderly trades. The Company evaluates several factors when determining if a market is inactive or when market transactions are not orderly. The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

Cash and cash equivalents, restricted cash, and accounts payable and accrued liabilities:  These balances approximate their fair values due to the short maturities of these items.

Mortgage note payable:  The fair value of the Company’s mortgage note payable is estimated using a discounted cash flow analysis based on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs.

Unsecured credit facility : The fair value of the Company’s unsecured credit facility approximates its carrying value as the interest rates are variable and the balances approximate their fair values due to the short maturities of this facility.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

NOTE 6. OTHER ASSETS

Other assets are comprised of accounts receivable, funds in escrow,

At September 30, 2016, the Company had $1,000,000 held in escrow as deposits on a three properties which are expected to close within the next three months.

Additionally, the Company began utilizing the website in December, 2014 as its primary source of communicating with potential investors as well as its platform for investors to submit subscription agreements and/or payment for investments. The Website development was fully amortized - at June 30, 2016. The current website was completely replaced in July 2016 by the sponsor as an asset of the sponsor.

NOTE 7. STOCKHOLDERS' EQUITY

As of September 30, 2016, the Company was authorized to issue 10,000,000 common shares, par value $0.01 per share, 5,000,000 excess shares, par value $0.01 per share.

As of September 30, 2016, the Company had issued and outstanding 8,225,379 shares of its common stock, $0.01 par value to its investors and no excess shares.

In order to qualify as a REIT for federal income tax purposes, the Company must distribute at least 90% of its taxable income (excluding capital gains) to its shareholders. The Company intends, although is not legally obligated, to continue to make regular quarterly distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibits the Company from doing so. Distributions are authorized at the discretion of the Company's board of trust managers, which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code. During the three months ended September 30, 2016, the Company distributed declared and distributed $1,135,735 of dividends to its shareholders with respect to the 2nd quarter of 2016. Dividends with respect to the quarter ended September 30, 2016 in the total amount of $1,522,079 were declared and paid October, 2016.

NOTE 8. RELATED PARTY TRANSACTIONS

The Company's advisor, Rich Uncles LLC, is substantially owned by Ray Wirta and Harold Hofer. Mr. Wirta serves as Chairman of the board of trustees for the Company and Mr. Hofer serves as CEO for the Company. Each owns a small percentage of the Company at September 30, 2016.

The Company has entered into an Advisory Agreement with the Advisor. This agreement entitles the Advisor to specified fees upon the provision of certain services with regard to the investment of funds in real estate investments, the management of those investments, among other services, and the disposition of investments, as well as entitles the Advisor to reimbursement of organization and offering costs incurred by the Advisor or Sponsor on behalf of the Company, such as expenses related to the Offering, and certain costs incurred by the Advisor or Sponsor in providing services to the Company. In addition, the Advisor is entitled to certain other fees, including an incentive fee upon achieving certain performance goals, as detailed in the Advisory Agreement. The Advisor also serves as the sponsor for Rich Uncles NNN REIT Inc. During the three and nine months ended September 30, 2016, no other business transactions occurred between the Company and Rich Uncles NNN REIT Inc., other than described below and in footnote 4.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Pursuant to the terms of these agreements, summarized below are the related party costs incurred by the Company for the three and nine months ended September 30, 2016:

	Three months ended September 30, 2016	Nine months ended September 30, 2016	September 30, 2016
	Incurred		Payable
Acquisition fees	$171,250	$723,467	$-
Asset management fees	126,579	280,961	43,842
Financing coordination fees	19,350	19,350
Disposition fees	-	30,000
Costs advanced on behalf of Sponsor/Advisor			(8,900)
Costs advanced by Rich Uncles NNN REIT Inc.
Reimbursable organizational and offering expenses (1)			18,321
	$145,929	$330,311	$53,263

(1)	As of September 30, 2016, the Sponsor had incurred $159,571 of organizational and offering expenses on behalf of the Company that the Company is obligated to reimburse the Sponsor subject to a cap of 3% of gross offering proceeds, including dividend reinvestment proceeds. The payable related to this obligation is reflected in “Due to affiliates” on the consolidated balance sheets.

In addition to amounts due to the sponsor/advisor as set forth above, the Company owed $100,477 to Mssrs Wirta and Hofer with respect to expenses incurred at the inception of the Company.

Compensation, Expense Reimbursement, and Advisor Participation Interest

The Company's advisor and its affiliates receive compensation and reimbursement for services and expenses relating to the offering of the Company’s shares of common stock, management of the Company, and management and operation of the Company’s properties.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Organization and Offering Costs

Organization and offering costs of the Company may be paid by the Sponsor or its affiliates on behalf of the Company or may be paid directly by the Company. These offering costs include all expenses incurred by the Company in connection with the Offering.

During the Offering, pursuant to the Advisory Agreement, the Company is obligated to reimburse the Sponsor or its affiliates for organization and offering costs paid by them on behalf of the Company. The Company will reimburse the Sponsor for organizational and offering expenses up to 3.0% of gross offering proceeds. The Sponsor and affiliates will be responsible for any organization and offering costs related to the Offering to the extent they exceed 3.0% of gross offering proceeds from the Offering. As of September 30, 2016, the Sponsor has incurred organization and offering expenses in excess of 3.0% of the gross offering proceeds received by the Company as of such date. As the Company ceased offering shares to the public, the Company will not have any gross proceeds from future shareholders but will continue to receive offering proceeds from existing shareholders participating in dividend reinvestment. Through September 30, 2016, the Sponsor and its affiliates had incurred unreimbursable organization and offering costs on the Company’s behalf in connection with the Offering of approximately $159,571.

Acquisition Fees

The Company shall pay the Advisor a fee an amount which is the greater of $25,000 or 2.0% of Company’s Contract Purchase Price of its Properties, as Acquisition Fees. The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed 6.0% of the contract price of the property when combined with all other broker fees related to such acquisition. During the three and nine months ended September 30, 2016, the Company paid its Advisors and the $171,250 and 723,467 in acquisition fees, respectively.

Asset Management Fee

The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company, a monthly fee in an amount equal to 0.05% of the Company’s Average Invested Assets (the “Asset Management Fee”), as of the end of the preceding month. The Asset Management Fee shall be payable monthly on the last day of such month, or the first business day following the last day of such month. The Asset Management Fee, which must be reasonable in the determination of the Company’s Independent Directors at least annually, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if an Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the post-acquisition financing or refinancing of any debt that the Company obtains relative to a Property, then the Company shall pay to the Advisor or such Affiliate a financing coordination fee equal to 1.0% of the amount of such financing.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Property Management Fees

If an Advisor or an Affiliate provides a substantial amount of the property management services (as determined by a majority of the Independent Directors) for the Company’s Properties, then Company shall pay to the Advisor or such Affiliate a property management fee equal to 1.5% of gross revenues from the properties managed. The Company also will reimburse the Advisor and any of its Affiliates for property-level expenses that such Person pays or incurs on behalf of the Company, including salaries, bonuses and benefits of Persons employed by such Person, except for the salaries, bonuses and benefits of Persons who also serve as one of the Company’s executive officers or as an executive officer of such Person. The Advisor or its Affiliate may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. No property management fees were paid to the Company for the three or none months ended September 30, 2016.

Leasing Commission Fees

If an Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Company’s leasing of a Property or Properties to unaffiliated third parties, then the Company shall pay to the Advisor or such Affiliate leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission.

Operating Expenses

Unless its trust managers make a finding, based on non-recurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, the Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter (for the 12 months then ended) the board of directors must within 60 days after the end of such quarter inform the shareholders of the factors the board of directors considered in arriving at the conclusion that such higher operating expenses were justified. If the board of directors do not determine the higher expenses were justified for the period, they must cause the Advisor to reimburse the Company to the extent these limitations were exceeded. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or disposition fees. No such reimbursements were made in the three or nine months ended September 30, 2016.

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Disposition Fees

For substantial assistance in connection with the sale of Properties, the Company shall pay to its Advisor or one of its Affiliates 3.0% of the Contract Sales Price of each Property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed the lesser of the Competitive Real Estate Commission or 6% of the Contract Sales Price..

Subordinated Participation Fee

The Company will pay its advisor 15% of the proportionate share of net sales proceeds after return to investors (from all sources including operating cash flow) of gross offering proceeds plus a 6.0% cumulative, non-compounded return on gross offering proceeds. No such subordinated participation fee was paid in the three or nine months ended September 30, 2016.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company depends on the Sponsor and the Advisor for certain services that are essential to the Company, including the sale of the Company’s shares of common stock, the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s property, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the property could result in future environmental liabilities

These notes are an integral part of the accompanying financial statements.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Legal Matters

From time to time, the Company may become party to legal proceedings that arise in the ordinary course of its business. The Company is not a party to any legal proceeding, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Dividends

On October 5, 2016, the Company declared dividends based on daily record dates for the period July 1, 2016 through September 30, 2016 at a rate of $0.001875 per share per day, or $1,522,079, on the outstanding shares of the Company’s common stock, which the Company paid on October 20, 2016.

These notes are an integral part of the accompanying financial statements.